Filed pursuant to Rule 424(b)(5)

Registration No. 333-278912

Prospectus Supplement

(To Prospectus dated June 7, 2024, as amended)

UTIME LIMITED

200,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 800,000 Class A Ordinary Shares

800,000 Class A Ordinary Shares Issuable upon Exercise of the Pre-Funded Warrants

We are offering 200,000 Class A ordinary shares (the “Shares”), par value $0.5 per share (the “Class A Ordinary Shares”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 800,000 Class A Ordinary Shares (the “Pre-Funded Warrant Shares”), in a registered direct offering to certain investors pursuant to certain securities purchase agreement, dated May 1, 2026 (the “Purchase Agreement”), this prospectus supplement and the accompanying prospectus (the “Offering”). The Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are collectively referred to as the “Securities.”

The purchase price for each Class A Ordinary Share is $1.20, and the purchase price for each Pre-Funded Warrant is $0.70, which equals the purchase price per share minus the $0.5 per share exercise price of each Pre-Funded Warrant. We are also offering the Class A Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WTO.” The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on May 1, 2026 was $1.50 per Class A Ordinary Share. There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and anticipate that such Class A Ordinary Shares will trade on the Nasdaq Capital Market.

Our ordinary shares consist of Class A Ordinary Shares, par value, $0.5 per share, and Class B ordinary shares, par value $0.001 per share. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B ordinary share is entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company. Class B ordinary shares are automatically convertible into Class A Ordinary Shares on a one-for-one basis at any time and from time to time at the option of the holders thereof.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this Offering (the “placement agent”). The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus supplement and companying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this Offering. Because there is no minimum offering amount required as a condition to closing this Offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. See “Risk Factors” on page S-4 of this prospectus supplement and “Item 3. Key Information—D. Risk Factors” in the annual report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on August 11, 2025 (“2025 Annual Report”), which is incorporated in this prospectus supplement and the accompanying prospectus by reference.

In connection with the sale of the securities on our behalf, the placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and its compensation may be deemed to be underwriting commissions or discounts. We will bear all costs associated with the Offering. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information regarding these arrangements.

We estimate our total expenses of this Offering, excluding the placement agent fees detailed below, will be approximately $100,000. After deducting fees due to the placement agent, the non-accountable expense allowance and our estimated offering expenses, and following full exercise of the Pre-Funded Warrants, we expect the net proceeds to us from this Offering will be approximately $1.128 million.

	Per Ordinary Shares	Per Pre-Funded Warrant	Total
Public offering price	$1.20	$0.70	1,200,000
Placement Agent’s fees(1)	$0.072	0.042	72,000
Proceeds, before expenses, to us	$1.128	0.658	1,128,000

(1)	We have agreed to pay the placement agent a cash fee equal to 6% of the gross proceeds raised in this Offering. We have also agreed to reimburse the placement agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $20,000. See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 26 of the accompanying prospectus, and “Item 3. Key Information—D. Risk Factors” of our 2025 Annual Report.

Neither the Securities and Exchange Commission (the “Commission” or “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 4, 2026, subject to customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is May 1, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and accompanying prospectus. Neither we nor the placement agent have authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 24, 2024, we filed with the SEC a registration statement on Form F-3 (File No. 333-278912), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 10, 2024. Under this shelf registration process, we may, from time to time, issue up to $500 million in the aggregate of ordinary shares, preferred shares, debt securities, warrants, and units and rights.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this Offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “WTO,” the “Company,” “we,” “us” and “our” or similar terms refer to UTime Limited, a Cayman Islands exempted company and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the Securities. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus and any supplement hereto, as well as the information incorporated by reference therein, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein and therein by reference, and the documents that we incorporate by reference herein and therein. See “Incorporation of Certain Documents by Reference.”

Our Business

Business Overview

We conduct our business in China through the PRC operating entities. The following description of our business is a description of the business of the PRC operating entities. See “—Our Corporate Structure—Contractual Arrangements with the VIE” for a summary of the VIE Agreements.

We are committed to providing cost-effective mobile devices to consumers globally and to helping low-income individuals from established markets, including the United States, and emerging markets, including India and countries in South Asia and Africa, have better access to updated mobile technology.

We are mainly engaged in the design, development, production, sales and brand operation of mobile phones, accessories and related consumer electronics. We also provide Electronics Manufacturing Services (“EMS”), including Original Equipment Manufacturer (“OEM”), which we manufacture products solely pursuant to customers’ orders, and Original Design Manufacturer (“ODM”) services, which we not only manufacture but also design products based on clients’ demand, for well-known brands, such as TCL Communication Technology Holdings, Ltd., a subsidiary of TCL Corporation, Swagtek Inc., Shanghai Sunvov Communications Technology Co., Ltd. and T2Mobile International Limited. Our operations are based in China but most of our products are sold overseas, including India, Brazil, the United States, and other emerging markets countries in South Asia, Africa and Europe. We have two in-house brands, “UTime,” which is our middle-to-high end label and targets middle class consumers from emerging markets; and “Do”, our low- to mid-end brand, which is positioned to target grassroots consumers and price-sensitive consumers in emerging markets. Our prime end user groups are segmented into regions like South America, South Asia, Southeast Asia and Africa.

We value systematic management and organize production with strictly high-quality standards and production technology. We continuously endeavor to improve our overall manufacturing service level, to strengthen our cost control processes, and to enhance our ability to respond rapidly to market dynamics in order to ensure a sustainable development in our EMS segment, especially in Printed Circuit Board and Assembly (“PCBA”) for consumer electronic products.

The following chart reflects our organizational structure as of the date of this prospectus:

S-1

Recent Developments

Nasdaq Stockholders’ Equity Compliance

On or about August 15, 2025, UTime Limited received notice from the Nasdaq Stock Market LLC (“Nasdaq”) that we were no longer in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing, as set forth in Nasdaq Listing Rule 5550(b)(1), based on the stockholders’ equity reported in our Annual Report on Form 20-F filed with the Securities and Exchange Commission on August 11, 2025. However, because we completed a $25 million private placement (the “Private Placement”) of the Company’s Class A Ordinary Shares on August 12, 2025, the Company believes it is currently in compliance with Rule 5550(b)(1), as the Company believes it has stockholders’ equity of approximately $6.69 million, on a pro forma basis, after completing the Private Placement. As the Company has greatly reduced its expenditures by discontinuing certain unprofitable business lines and activities, the Company believes it will be able to maintain compliance with the $2.5 million stockholders’ equity requirement for the next 12 months and on a going forward basis. As a result, we believe we regained compliance with Nasdaq’s $2.5 million stockholders’ equity requirement for continued listing following completion of the Private Placement.

Nonetheless, Nasdaq has informed us that it will continue to monitor the Company’s ongoing compliance with the $2.5 million stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, it may be subject to delisting.

Discontinuation and Divestitures of Certain Subsidiaries

On October 14, 2025, the Company announced that we will discontinue the following subsidiaries, effective immediately: Changsha Utime Business Management Co., Ltd., WTO New York Inc. and UT (HK) International Technology Co. Limited. The Company determined that it was in our best interests to cease operations in such entities and classify them as discontinued businesses. As a result, the Company confirms that it has divested those entities from the UTime corporate group, and their future activities, assets and liabilities will no longer be affiliated with or attributable to UTime Limited or any of its consolidated entities. The divestiture process has been initiated and is currently in progress. In the meantime, w remain committed to focusing on our core businesses and strategic priorities.

Private Placement

On August 12, 2025, the Company completed a private placement of 80,000,000 shares of Class A Ordinary Shares, par value $0.001 per share of the Company, at a price of $0.325 per share, for gross proceeds of $25 million (the “August 2025 Private Placement”). The proceeds were used for working capital and other general purposes.

The August 2025 Private Placement was competed pursuant to Regulation S under the Securities Act as the securities were all sold to “non-U.S. persons” as defined under Regulation S of the Securities Act.

On January 20, 2026, the Company closed a private placement pursuant to a share purchase agreement with certain investors, dated January 14, 2026 (the “January 2026 Purchase Agreement”). Pursuant to the January 2026 Purchase Agreement, the Company issued an aggregate of 4,550,000 Class A Ordinary Shares, par value $0.1 per share, at a purchase price of $0.20 per share, to the investors for an aggregate purchase price of $910,000, payable in USD or USDT equivalent.

Recent Offerings

On October 17, 2025, the Company closed a best-efforts public offering (the “October 2025 Offering”) pursuant to which the Company sold an aggregate of 22,727,275 units (the “October 2025 Units”), with each October 2025 Unit consisting of one Class A Ordinary Shares of the Company, par value $0.001 per share, and one warrant to purchase one Class A Ordinary Share, at a purchase price of $1.10 per October 2025 Unit, for aggregate gross proceeds of approximately $25 million, before deducting placement agent fees, a non-accountable expense allowance and other estimated expenses payable by the Company.

Share Consolidation

On March 12, 2025, our shareholders approved a 1-for-10 share consolidation for which we filed an amendment to our authorized share capital and an amended and restated memorandum and articles of association with the Registrar of Companies of the Cayman Islands. All references in this prospectus to per share, shares authorized and shares issued and outstanding are disclosed on a post-reverse split basis.

On November 11, 2025, the Company completed a share consolidation of the Company’s Class A Ordinary Shares, par value $0.001 per share, on a 100:1 basis, such that each authorized 100 Class A Ordinary Shares of par value $0.001 were consolidated into one Class A Ordinary Shares with a par value of $0.1 each. The share consolidation did not affect the Company’s total authorized share capital. All share and per share information presented in these consolidated financial statements has been retrospectively adjusted to reflect the share consolidation for all periods presented.

On January 26, 2026, after obtaining shareholder approval, the Company completed a share consolidation of the Company’s Class A Ordinary Shares, par value $0.1 per share, on a 5:1 basis, such that each authorized five (5) Class A Ordinary Shares of par value $0.1 were consolidated into one Class A Ordinary Shares with a par value of $0.5 each. The share consolidation did not affect the Company’s total authorized share capital. At the same time, the Company adopted a Third Amended and Restated Memorandum and Articles of Association, pursuant to which the Company’s authorized Class A Ordinary Shares were increased to 900,000,000 shares.

Corporate Information

Our principal executive offices are located at 7th Floor, Building 5A, Shenzhen Software Industry Base, Nanshan District, Shenzhen, People’s Republic of China 518061, and our phone number is (86) 755-86512266. We maintain a corporate website at www.utimeworld.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204 Newark, DE 19711. Our Nasdaq trading symbol is WTO, and we make our SEC filings available on the Investor Relations page of our website, www.utimeworld.com.

S-2

The Offering

Issuer:	UTime Limited

Securities offered by us pursuant to this prospectus supplement:	200,000 Class A Ordinary Shares and Pre-Funded Warrants to purchase up to 800,000 Class A Ordinary Shares.

Public Offering Price	$1.20 per Class A Ordinary Share. $0.70 per Pre-Funded Warrant, which equals the purchase price per Class A Ordinary Share minus the $0.5 exercise price of each Pre-Funded Warrant.

Class A Ordinary Shares issued and outstanding before this Offering:	1,773,878 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding immediately after this Offering (1):	1,973,878 Class A Ordinary Shares.

Use of proceeds:	We estimate the net proceeds to us from this Offering will be approximately $1.01 million, after the exercise of all Pre-Funded Warrants, and after deducting placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this Offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our Securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 26 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market Symbol:	“WTO.”

Standstill:

We have agreed not to, without the prior written consent of the placement agent, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, during the 30-day period from the closing of this Offering, subject to certain exemptions.

We have also agreed that, for a period of 30 days following the closing of this Offering, to be prohibited from effecting or entering into variable rate transactions, as further described in the “Plan of Distribution” section below.

In addition, for a period of 90 days following closing, the officers and directors of the Company’s shares shall be subject to a lock-up agreement and their shares shall be subject to stop transfer instructions.

(1)	The number of our Class A Ordinary Shares issued and outstanding immediately after this Offering is based on 1,773,878 Class A Ordinary Shares issued and outstanding as of May 1, 2026 and assumes all Class A Ordinary Shares offered herein will be issued in this Offering, and excludes:

●	up to 800,000 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants to be issued in this Offering.

●	up to 25,817 Class A Ordinary Shares issuable upon exercise of outstanding warrants.

●	4,000,000 Class A Ordinary Shares that remain available for issuance under our 2026 Equity Incentive Plan.

S-3

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our 2025 Annual Report, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risk Relating to this Offering

Investors in this Offering may experience immediate dilution in the book value per share of the Class A Ordinary Shares purchased in the Offering.

The public offering price of the Class A Ordinary Shares in this Offering may be substantially higher than the net tangible book value per share of our currently outstanding Class A Ordinary Shares. After giving effect to the sale of our Class A Ordinary Shares and Pre-Funded Warrants to purchase Class A Ordinary Shares for the aggregate amount of $1.2 million at the public offering price of $1.20 per share and $0.70 per Pre-Funded Warrant, exercisable for $0.50 per share, and after deducting estimated commissions and estimated offering expenses, our pro forma as-adjusted net tangible book value as of September 30, 2025 would have been approximately $7.3 million, or approximately $0.98 per share. While this represents an immediate increase in net tangible book value, future sales of Class A Ordinary Shares in this Offering may represent an immediate increase in net tangible book value to our existing shareholders and an immediate dilution to new investors, depending on the market value of our Class A Ordinary Shares.

Since our management will have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this Offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Holders of our Pre-Funded Warrants will have no rights as holders of our Class A Ordinary Shares unless and until they acquire our Class A Ordinary Shares upon exercise of the Pre-Funded Warrants.

Until holders acquire our Class A Ordinary Shares upon exercise of the Pre-Funded Warrants, such holders will have no rights with respect to our Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, holders will be entitled to the rights of a holder of our Class A Ordinary Shares only as to matters for which the record date occurs after the exercise date.

S-4

The Pre-Funded Warrants offered by this prospectus supplement may not have any value.

There can be no assurance that the market price of our Class A Ordinary Shares will ever exceed the exercise prices of the Pre-Funded Warrants. In the event that the price of our Class A Ordinary Shares does not exceed the exercise price of the Pre-Funded Warrants during their terms, such Pre-Funded Warrants may not have any value.

There is no public market for the Pre-Funded Warrants being offered in this Offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list or for the quotation of the Pre-Funded Warrants on any national securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be extremely limited, including by applicable U.S. state “blue sky” securities laws.

Sales of our Class A Ordinary Shares in this Offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

We will issue and sell 200,000 Class A Ordinary Shares and Pre-Funded Warrants to purchase up to 800,000 Class A Ordinary Shares in this Offering. The issuance and sale of these securities, or our ability to issue these securities in this Offering, could have the effect of depressing the market price of our Class A Ordinary Shares.

As the Pre-Funded Warrants may be exercised on a “cashless” basis, we may receive limited or no additional funds upon the exercise of the Pre-Funded Warrants being offered in this Offering.

The Pre-Funded Warrants being offered in this Offering provide that the exercise thereof may be effectuated on a “cashless” basis if at the time of exercise thereof. If a Pre-Funded Warrant is exercised cashlessly, the holder thereof would receive upon such exercise a net number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. As a result, we may receive little or no additional funds upon exercise of the Pre-Funded Warrants offered hereby.

We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on the Nasdaq Capital Market.

We are required to meet the continued listing standards for the Nasdaq Capital Market. If we fail to meet the continued listing standards, we may be found delinquent by Nasdaq or we may even face delisting by Nasdaq. The Nasdaq Capital Market requires that the average closing price of its listed Class A Ordinary Shares remain above $1.00 over a 30 consecutive business day period. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements standards, our Class A Ordinary Shares could be subject to delisting. Delisting would have a negative effect on the price of our Class A Ordinary Shares and would impair your ability to sell our Class A Ordinary Shares when you wish to do so.

S-5

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the Nasdaq;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Class A Ordinary Shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional of our Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional of our Class A Ordinary Shares or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Ordinary Shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our Class A Ordinary Shares or other securities convertible into or exchangeable for of our Class A Ordinary Shares. We cannot assure you that we will be able to sell of our Class A Ordinary Shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this Offering. The price per share at which we sell additional of our Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the price per share in this Offering.

S-6

Risk Relating to Our Class A Ordinary Shares

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On or about August 15, 2025, we received notice from Nasdaq informing us that we were no longer in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing, as set forth in Nasdaq Listing Rule 5550(b)(1), based on the stockholders’ equity reported in the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on August 11, 2025. However, because the Company completed a $25 million private placement (the “Private Placement”) of the Company’s ordinary shares on August 12, 2025, the Company believes it is currently in compliance with Rule 5550(b)(1), as the Company believes it has stockholders’ equity of approximately $6.69 million, on a pro forma basis, after completing the Private Placement. As the Company has greatly reduced its expenditures by discontinuing certain unprofitable business lines and activities, the Company believes it will be able to maintain compliance with the $2.5 million stockholders’ equity requirement for the next 12 months and on a going forward basis. As a result, as of the date of this prospectus supplement, the Company believes it has regained compliance with Nasdaq’s $2.5 million stockholders’ equity requirement for continued listing based on its completion of the Private Placement.

Nasdaq has informed us that it will continue to monitor the Company’s ongoing compliance with the $2.5 million stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, it may be subject to delisting.

In addition, if the Company fails to maintain compliance with the minimum bid price requirement or other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on the Nasdaq Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

S-7

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Class A Ordinary Shares could be greatly reduced or rendered worthless.

Our stock price may fluctuate significantly, and investors may not be able to sell their shares at an attractive price.

The trading price of our Class A Ordinary Shares may be volatile and subject to wide price fluctuations in response to various factors including:

●	market conditions in the broader stock market;

●	our capital structure and liquidity;

●	actual or anticipated fluctuations in our financial condition and results of operations;

●	introduction of new technology or services by us or our competitors;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	purchases and sales of large blocks of our Class A Ordinary Shares and the frequency and volume with which the Class A Ordinary Shares trades on the Nasdaq;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	litigation and governmental investigations; and

●	changing economic conditions.

These and other factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares of our Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

S-8

USE OF PROCEEDS

We estimate that the net proceeds from this Offering will be approximately $1.07 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this Offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.

In addition, due to various restrictions under PRC laws on the distribution of dividends by WFOE, we may not be able to pay dividends to our shareholders. The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006), contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds until such time as the accumulated reserve funds reach and remain above 50% of the registered capital amount. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our subsidiaries and affiliates in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliates are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Class A Ordinary Shares.

S-9

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis as of September 30, 2025;

●	on a pro forma basis to give effect to the issuance and sale of 227,727,275 Units, with each Unit consisting of 22,727,27 Class A Ordinary Shares and 22,727,275 warrants to purchase up to 318,181,850 Class A Ordinary Shares for gross proceeds of $25.0 million on October 17, 2025; and

●	on a pro forma basis as adjusted basis to give effect to the issuance and sale of 200,000 Class A Ordinary Shares and Pre-Funded Warrant to purchase up to 800,000 Class A Ordinary Shares (and assuming none of the Pre-Funded Warrants to purchase Class A Ordinary Shares issued in this Offering are exercised) at a public offering of $1.20 per Class A Ordinary Share (or Pre-Funded Warrants in lieu thereof), after deducting the placement agent fees and estimated offering expenses payable by us; the below pro forma as adjusted capitalization assumes no Pre-Funded Warrants have been exercised.

The information set forth in the table below is illustrative only. You should read the table below in conjunction with the section entitled “Use of Proceeds” above and our unaudited consolidated financial statements and related notes appearing in our semi-annual report for the six months ended September 30, 2025, incorporated by reference in this prospectus supplement.

	As of September , 2025
	Actual (unaudited)	Pro Forma (unaudited)	Pro Forma as adjusted (unaudited)
	US$	US$	US$
Short-term borrowings	$-	$-	$-
Long-term borrowings	$801,000	$801,000	$801,000
Shareholders’ equity:
Class B Ordinary Shares, $0.001 par value, 100,000,000 shares authorized; none issued and outstanding as of September 30, 2025, actual, pro forma or pro forma as adjusted	-	-	-
Class A Ordinary Shares, $0.50 par value; 900,000,000 authorized, 7,280, 1,773,878 and 1973,878 shares issued and outstanding as of September 30, 2025, actual, pro forma and pro forma as adjusted	$101	$124	$125
Additional paid in capital	$127,854	$151,061	$152,168
Accumulated deficit	$(122,147)	$(122,147)	$(122,147)
Accumulated other comprehensive income	499	$499	$499
Total shareholders’ equity	$6,307	$29.537	$30,645
Non-controlling interests	(729)	$(729)	$(729)
Total capitalization*	$6,1782	$85,012	$86,120

*	Total capitalization=Total liabilities and equity plus Non-controlling interests

The above discussion and table are based on 7,280 Class A Ordinary Shares outstanding as of September 30, 2025 on a post-reverse split basis, and excludes:

●	up to 25,817 Class A Ordinary Shares issuable upon exercise of the existing warrants.
●	up to 4,000,000 Class A Ordinary Shares reserved for issuance pursuant to our 2026 Equity Incentive Plan.

S-10

DILUTION

If you invest in our Securities, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Class A Ordinary Shares after this Offering.

Our net tangible book value on September 30, 2025, was approximately $5.6 million, or $2.76 per ordinary share. Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares issued and outstanding.

Our pro forma net tangible book value was $28.78 million or $1.163 per share. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to our October 2025 issuance and sale of 22,727,275 Units, with each Unit consisting of one Class A Ordinary Share and one Warrant, at an offering price of $1.10 per Unit, for gross proceeds of $25 million, and after deducting the placement agent fees, the non-accountable expense allowance, and the estimated offering expenses payable by us in connection with this offering.

After giving further effect to the issuance of 1,000,000 Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof), at an offering price of $1.20 per Class A Ordinary Share (or Pre-Funded Warrant in lieu thereof), for gross proceeds of $1.2 million, and after deducting the placement agent fees and the estimated offering expenses payable by us in connection with this offering, our net tangible book value, on a pro forma adjusted basis, as of September 30, 2025 would have been approximately $29.89 million, or approximately $1.1161 per Class A Ordinary Share. This represents an immediate decrease of net tangible book value of $(0.002) per Class A Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of $0.06 per Class A Ordinary Share to investors participating in this offering.

The following table illustrates this dilution per share to investors participating in this offering:

Per Share Post-Offering(1)
Offering price per ordinary share	$1.20
Historical net tangible book value per ordinary share as of September 30, 2025	$2.76
Pro forma net tangible book value (deficit) per share, as of September 30, before giving effect to this Offering	1.163
Increase net tangible book value (deficit) per share	(1.60)
Increase in net tangible book value per Class A Ordinary Share attributable to new investors in this Offering	$(0.002)

Pro forma as adjusted net tangible book value per Class A Ordinary Share after giving effect to this Offering	$0.06

Dilution per Class A Ordinary Share to new investors	$0.8

(1)	Net proceeds of approximately $1.097 million from this offering of 200,000 Class A Ordinary Shares and 800,000 Pre-Funded Warrants at the public offering price of $1.20 per Share, assuming the exercise of all Pre-Funded Warrants, calculated as follows: gross offering proceeds of $1,200,000, less placement agent commissions of $72,000, up to $20,000 in reasonable travel, other related expenses and legal fees, along with offering and offering related expenses of approximately $0.0315 million, assuming all of the Pre-Funded Warrants issued in this offering are exercised.

The dilution information discussed above is illustrative only.

The above discussion and table are based on 7,280 Ordinary Shares outstanding as of September 30, 2025 on a post-reverse split basis, and excludes:

●	up to 4,000,000 Class A Ordinary Shares reserved for issuance under the Company’s 2026 Equity Incentive Plan.

S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares are described under Exhibit 2.1 to the 2025 Annual Report.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which will be filed with the SEC as an exhibit to a report on Form 6-K.

We are offering Pre-Funded Warrants to that certain purchaser in lieu of Class A Ordinary Shares. Each Pre-Funded Warrant offered hereby will be exercisable for one Class A Ordinary Share. The Pre-Funded Warrants will be issued pursuant to the Purchase Agreement and will be exercisable beginning on the initial exercise date as stipulated in the Purchase Agreement until they are exercised in full. The exercise price of each Pre-Funded Warrant will be $0.5 per share, subject to adjustment as described therein.

A holder may exercise a Pre-Funded Warrant, in whole or in part, by delivering a notice of exercise and paying the aggregate exercise price for the Class A Ordinary Shares to be issued upon exercise, unless the cashless exercise procedure specified in the Pre-Funded Warrants is available and elected by the holder.

The Pre-Funded Warrants will not be exercisable to the extent the holder, together with its affiliates and attribution parties, would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares immediately after exercise, or, at the holder’s election prior to issuance, 9.99%. A holder may increase or decrease this beneficial ownership limitation upon notice to us, provided that no increase above the initial limitation will be effective until the 61st day after such notice is delivered to us, and in no event may the limitation exceed 9.99%.

The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are subject to customary adjustment in the event of share splits, share dividends, share combinations and similar events. In addition, if we declare dividends or other distributions on our Class A Ordinary Shares, holders of the Pre-Funded Warrants will be entitled to participate in such distributions on an as-exercised basis, subject to the beneficial ownership limitation.

Except as otherwise provided in the Pre-Funded Warrants, the Pre-Funded Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Pre-Funded Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WTO.”

S-12

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Univest Securities, LLC, which we refer to as the placement agent, in connection with this Offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby.

We entered into Purchase Agreement with certain investors, pursuant to which we agreed to sell to the investors an aggregate of 200,000 Class A Ordinary Shares and Pre-Funded Warrants to purchase up to 800,000 Class A Ordinary Shares, in this takedown from our shelf registration statement, and we will only sell to investors who have entered into the Purchase Agreement with us.

We expect delivery of the Securities issued and sold in this Offering to occur on May 4, 2026, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent upon the closing a cash fee equal to 6.0% of the aggregate purchase price of the Securities offered under this prospectus supplement and accompanying prospectus. In addition, we agreed to reimburse the placement agent reasonable travel and out-of-pocket expenses, including legal counsel fees and disbursements, not to exceed an aggregate of $20,000, subject to compliance with FINRA Rule 5110(f)(2)(D).

	Per Ordinary Shares	Per Pre-Funded Warrant	Total
Public offering price	$1.20	$0.70	$1,200,000
Placement Agent’s fees	$0.072	0.042	72,000
Proceeds, before expenses, to us	$1.128	0.658	1,128,000

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this Offering to be approximately $1.10 million.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the compensation commensurate with the compensation paid or payable to the placement agent in connection this Offering in any subsequent offering of equity, debt and/or equity derivative instruments to any investor actually introduced by the placement agent to the Company, but unknown to the Company prior to such introduction within twelve (12) months from the closing date of this Offering or the termination date of the engagement agreement, dated May 1, 2026, by and between the placement agent and us, to the extent such subsequent offering is consummated at any time within the 12-month period from the closing date of this Offering or termination of our engagement of the placement agent. The tail fee will not apply if the placement agency agreement is terminated for cause (defined as a material breach by the placement agent of the placement agency agreement or a material failure to perform the services contemplated thereby), as applicable,

Right of First Refusal

We have agreed to grant the placement agent for the six (6) months period following the closing of this Offering, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering, subject to certain conditions and exceptions.

S-13

Lock-Up

We have agreed not to, without the prior written consent of the placement agent, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares or Class A Ordinary Share equivalents and we will not file any registration statement other than this prospectus supplement, a Form S-8 for an employee benefit plan, and a resale registration statement, during the 30-day period from the closing of this Offering, subject to certain exemptions.

We have also agreed that we will not, without the prior written consent of the placement agent, during the 30-day period from the closing of this Offering, effectuate or enter into an agreement to effect any issuance of Class A Ordinary Shares or any securities which would entitle the holder thereof to acquire at any time Class A Ordinary Shares (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Class A Ordinary Shares or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby we may issue securities at a future determined price, provided, however, that after sixty (60) days the Company may enter into and effect sales pursuant to an at the market offering facility; subject to certain exemptions.

Furthermore, each of our directors and officers have agreed with the placement agent to be subject to a lock up period of 90 days following the closing of this Offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell or sell any shares of our Class A Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, shares of our Class A Ordinary Shares, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Determination of Offering Price

The offering prices of the Class A Ordinary Shares and Pre-Funded Warrants that we are offering were negotiated between us, the placement agent and the investors in the Offering based on the trading of the Class A Ordinary Shares prior to the Offering, among other things. Other factors considered in determining the public offering prices of the Securities that we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

S-14

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Class A Ordinary Shares and Pre-Funded Warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites or our website and any information contained in any other websites maintained by the placement agent or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market under the ticker symbol “WTO.” There is no established public trading market for the Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system.

S-15

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be opined upon for us by Maples and Calder (Cayman) LLP. Certain legal matters governed by the laws of New York will be passed upon for us by Dorsey & Whitney, LLP, New York, New York. Dorsey & Whitney, LLP may rely upon Maples and Calder (Cayman) LLP with respect to matters governed by Cayman Islands law and Guizhou Rongcan Law Firm with respect to matters governed by the laws of the People’s Republic of China.

EXPERTS

The audited financial statements incorporated in this prospectus by reference to the 2025 Annual Report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the reports of AssentSure PAC, Singapore, the Company’s independent registered public accounting firm, and its authority as experts in accounting and auditing. The audited financial statements incorporated in this prospectus by reference to the 2025 Annual Report on Form 20-F for the years ended March 31, 2024 and 2023 have been so incorporated in reliance on the reports of Audit Alliance LLP, the Company’s former independent registered public accounting firm, and its authority as experts in accounting and auditing.

The Company’s change in auditors, which occurred on December 23, 2024, was not due to any disagreement or dispute concerning the auditing services. Audit Alliance LLP’s reports on the Company’s financial statements for the fiscal years ended March 31, 2024 and 2023 did not contain any adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the Company’s most recent fiscal year, there were no disagreements with Audit Alliance LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Audit Alliance LLP, would have caused Audit Alliance LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such year. Also, during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K. For further information concerning the change in auditors, see our Current Report on Form 6-K filed January 6, 2025.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 11, 2025;

●	the Company’s Semi-Annual Report on Form 6-K for the six months ended September 30, 2025, filed with the Commission on March 18, 2026;

●	the Company’s Reports on Form 6-K filed with the Commission on April 17, 2025, April 24, 2025, August 22, 2025, October 9, 2025, October 14, 2025, October 17, 2025, October 24, 2025, October 27, 2025, November 12, 2025, December 16, 2025, January 20, 2026, January 28, 2026, and April 24, 2026; and

●	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-40306) filed with the SEC on April 1, 2021, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 7th Floor, Building 5A, Shenzhen Software Industry Base, Nanshan District, Shenzhen, 518061, People’s Republic of China, Attention: Hengcong Qiu, + (86) 7558-6512-266.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

S-16

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We conduct substantially most of our operations in China and substantially most of our assets are located in China. In addition, most of our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC laws or national sovereignty, national security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Although under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the foreign shareholders as plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

S-17

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Guizhou Rongcan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●

in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.utimeworld.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

S-18

PROSPECTUS

$500,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

and

Up to 373,846,160 Ordinary Shares Offered by the Selling Shareholders

UTime Limited

We may, from time to time, in one or more offerings, offer and sell up to US$500,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our Ordinary Shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

In addition, the selling shareholders named in this prospectus or its transferees may, from time to time in one or more offerings, offer and sell up to 373,846,160 Ordinary Shares. We will not receive any proceeds from the sale of our Ordinary Shares by the selling shareholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Shareholders.”

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

This prospectus provides a general description of the securities we or the selling shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities and selling shareholders may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “WTO.” On June 5, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was $0.5502 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of June 5, 2024, was approximately $213,331,221 million, which was calculated based on 387,733,953 Ordinary Shares held by non-affiliates and the price of $0.5502 per share, which was the closing price of our Ordinary Shares on Nasdaq on June 5, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 26 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “UTime,” and the “Company” refer to UTime Limited, a Cayman Islands company, and/or its wholly-owned subsidiaries, other than the variable interest entity, unless the context otherwise indicates; and “VIE” refers to the variable interest entity, United Time Technology Co., Ltd. UTime’s operations in China are conducted primarily through the VIE and its subsidiaries in China, and UTime does not conduct any business on its own. The financial results of the VIE and its subsidiaries are consolidated into our financial statements for accounting purposes, but we do not hold any equity interest in the VIE or any of its subsidiaries. Investors please be aware that you are purchasing an interest in UTime, a Cayman Islands holding company. See “Prospectus Summary—Business Overview.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in India and the VIE and its subsidiaries in China. For accounting purposes, we control and receive the economic benefits of the VIE and its subsidiaries through certain contractual arrangements (the “VIE Agreements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of UTME, the offshore holding company in the Cayman Islands instead of securities of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—Contractual Arrangements with the VIE.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements among our wholly owned PRC subsidiary, the VIE, and the shareholders of the VIE. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Risk Factors—Risks Related to Doing Business in China.”

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE and its subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations and our offering. We do not believe the VIE or the VIE’s subsidiaries are among the “operator of critical information infrastructure,” “data processor” carrying out data processing activities that affect or may affect national security, or “operator of network platform” holding personal information of more than one million users as mentioned above, and we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. See “Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIE, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities for listing in the U.S.

As of the date of this prospectus, each of Shenzhen UTime Technology Consulting Co., Ltd. (“UTime WFOE”), United Time Technology Co., Ltd. (the “VIE”) and the VIE’s subsidiaries in China has obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations in China. UTime WFOE, the VIE and the VIE’s subsidiaries in China are not operating in an industry that prohibits or limits foreign investment. As a result, UTime WFOE, the VIE and the VIE’s subsidiaries in China are not required to obtain any permission from Chinese authorities to operate other than those requisite for a domestic company in China will need to engage in the businesses similar to ours. Such licenses and permissions include, among others, the Business License, Record Registration Form for Foreign Trade Business Operators and Certificate of the Customs of the People’s Republic of China on Registration of A Customs Declaration Entity, and other relevant permits required for operating our business. Neither have we nor our subsidiaries or the VIE or the VIE’s subsidiaries received any denial of permissions for their operation. However, if each UTime WFOE, the VIE and the VIE’s subsidiaries in China does not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the VIE’s relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations of the VIE, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor. Our auditor Audit Alliance LLP. (“AA”), as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, there have not been any dividends or distributions by and among UTime Limited, its subsidiaries, the VIE and subsidiaries of VIE, to investors. UTime Limited has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. In addition, as of the date of this prospectus, no amounts owed under the contractual arrangements has been settled by or between the VIE and its subsidiaries, and UTime WFOE. The VIE intends to distribute earnings or settle amounts owed under the contractual arrangements. We anticipate that, to the extent that the VIE requires funds from us for its operations, UTime Limited will provide funds in the manner described above, and to the extent that VIE generates positive cash flow from its operations in excess of its requirements for its operations, it will transfer such excess funds to UTime Limited, through service payments to UTime WFOE. See “Prospectus Summary—Cash and Asset Flows through Our Organization,” “Prospectus Summary—Selected Condensed Consolidated Financial Schedule,” and our consolidated financial statements for the fiscal year ended March 31, 2023 on Form 20-F, filed with the SEC on August 8, 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $500,000,000, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 373,846,160 Ordinary Shares in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. Neither we nor the selling shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

GLOSSARY OF TERMS

The following is a glossary of terms relate to the electronics industry and the PRC and Indian legal systems used in this prospectus:

AQSIQ	Administration of Quality Supervision, Inspection and Quarantine
BIS	Bureau of Indian Standards
BOM	bill of materials
CAB	Conformance Assessment Body
CAC	Cyberspace Administration of China
CCB	China Construction Bank
CCI	Competition Commission of India
CNCA	Certification and Accreditation Administration of China
CPA	Consumer Protection Act, 1986
CRBZ	China Resources Bank of Zhuhai Co., Ltd.
CSRC	China Securities Regulatory Commission
DGFT	Directorate General of Foreign Trade
DOT	The Department of Telecommunication, Government of India
EMS	Electronics Manufacturing Services
EPF Act	Employees’ Provident Funds and Miscellaneous Provisions Act, 1952
ESI Act	Employees’ State Insurance Act, 1948
FDI	Foreign Direct Investment
FEMA	Foreign Exchange and Management Act, 1999
FEMA Rules, 2019	Foreign Exchange Management (Non-debt Instruments) Rules, 2019
FLA	Foreign Liabilities and Assets
Gratuity Act	Payment of Gratuity Act, 1972
HFCA Act	The Holding Foreign Companies Accountable Act
ID	Industrial Design
IE Code	Importer Exporter Code Number
IMF	International Monetary Fund
IoT	Internet of Things
IPR	Intellectual Property Right

iii

JV	joint venture
mAh	Milliamp hour
MD	Mechanic Design
MIIT	Ministry of Industry and Information Technology
MOFCOM	Ministry of Commerce of the PRC
MRP	Material Requirements Planning
NCLT	National Company Law Tribunal
NDRC	National Development and Reform Commission
ODM	Original Design Manufacturer
OEM	Original Equipment Manufacturer
OGL	Open General License
PCAOB	Public Company Accounting Oversight Board (United States)
PCBA	Printed circuit board and assembly
PFIC	passive foreign investment company
POSH Act	Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013
PRC	People’s Republic of China
RBI	Reserve Bank of India
Rs.	Indian Rupee
SAFE	State Administration of Foreign Exchange
SCNPC	Standing Committee of the National People’s Congress
SEBI	Securities and Exchange Board of India
Shops Act	Shops and Commercial Establishments Act
SMF	Single Master Form
SMT	Surface Mounting Technology
TM Act	Trade Marks Act, 1999
TQM	Total Quality Management
VIE	Variable Interest Entity, which refers to United Time Technology Co., Ltd.
WOS	Wholly owned subsidiary

The following is a glossary of commonly used terms in this prospectus or in a prospectus supplement:

●	“2023 Annual Report” are to the annual report on Form 20-F filed with the SEC on August 8, 2023;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Exchange Act” are to the Securities Exchange Act of 1934;

●	“fiscal year” are to the period from April 1 to March 31 of the next year;

●	“Ordinary Shares” are to the ordinary shares of UTME, par value $0.0001 per share;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Securities Exchange Commission,” the “SEC,” “Commission,” or similar terms are to the U.S. Securities Exchange Commission;

●	“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

●	“VIE” are to variable interest entity.

This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this report could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On March 31, 2023, the cash buying rate announced by the People’s Bank of China was RMB6.8717 to $1.00.

iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

v

Prospectus Summary

Our Corporate Structure

UTime Limited is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China through the VIE and its subsidiaries in China. Our WFOE in China has maintained a series of contractual arrangements with the VIE and its shareholders, which established the VIE structure. Investing in UTime Limited’s ordinary shares is highly speculative and involves a significant degree of risk. This variable interest entity structure involves unique risks to investors. There is no limitation or restriction on foreign investment in the industry where our VIE operates at present. We adopt the VIE structure, because Chinese laws prohibit foreign investors from holding more than 50% of equity interests in value-added telecommunication businesses, which we may explore and operate in the future, and our indirectly wholly-owned Chinese subsidiary, Shenzhen UTime Technology Consulting Co., Ltd., or UTime WFOE, as a foreign invested enterprise under Chinese laws, is not eligible to operate a value-added telecommunication business in China. Instead, our VIE and subsidiaries of VIE located inside the PRC are the Chinese operating companies. We do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations through certain contractual arrangements. Accordingly, we operate the businesses in China through the VIE and its subsidiaries, and rely on contractual arrangements among UTime WFOE, the VIE and its shareholders to control the business operations of the VIE. The VIE is consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Investors in our ordinary shares are not purchasing equity interest in the VIE in China, but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. Investors in our ordinary shares may never directly hold equity in the VIE and its subsidiaries.

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The following chart reflects our organizational structure as of the date of this prospectus:

Contractual Arrangements with the VIE

A series of contractual agreements, including business operation agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement, power of attorney and spousal consent letters, have been entered into by and among UTime WFOE, the VIE and its respective shareholders. These contractual agreements enable us to: (i) determine the most significant economic activities of the VIE; (ii) receive substantially all of the economic benefits of the VIE; and (iii) have an exclusive option to purchase all or part of the equity interest in and/or assets of the VIE when and to the extent permitted by PRC laws.

Despite the lack of legal majority ownership, our Cayman Island holding company is considered the primary beneficiary of the VIE and consolidates the VIE and its subsidiaries as required by Accounting Standards Codification topic 810, Consolidation. Accordingly, we treat the VIE as our consolidated entities under U.S. GAAP and we consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Item 4. Information on the Company—4A. History and Development of the Company—Contractual Arrangements with the VIE and its Respective Shareholders” in the 2023 Annual Report.

The following is a summary of the contractual arrangements by and among UTime WFOE, the VIE and the shareholders of the VIE and their spouses, as applicable.

Power of Attorney

Pursuant to a series of powers of attorney issued by each shareholder of the VIE, each shareholder of the VIE irrevocably authorizes UTime WFOE or any natural person duly appointed by UTime WFOE to exercise on the behalf of such shareholder with respect to all matters concerning the shareholding of such shareholder in the VIE, including without limitation, attending shareholders’ meetings of the VIE, exercising all the shareholders’ rights and shareholders’ voting rights, and designating and appointing the legal representative, the chairperson, directors, supervisors, the chief executive officer and any other senior management of the VIE.

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On September 4, 2019, UTime WFOE, the VIE and Mr. Bao, a shareholder of the VIE, entered into the second amended and restated power of attorney, while UTime WFOE, the VIE and Mr. He, a shareholder of the VIE, entered into an amended and restated power of attorney, which contain terms substantially similar to the power of attorney executed by the shareholders of the VIE described above.

Equity Pledge Agreement

Pursuant to the Equity Pledge Agreement entered into among UTime WFOE, the VIE and the shareholders of the VIE, the shareholders of the VIE agreed to pledge their 100% equity interests in the VIE to UTime WFOE to secure the performance of the VIE’s obligations under the applicable existing exclusive call option agreement, power of attorney, exclusive technical consultation and service agreement, business operation agreement and also the equity pledge agreement. If events of default defined therein occur, upon giving written notice to the VIE shareholders, UTime WFOE may exercise its rights to enforce the pledged equity interest to the extent permitted by PRC laws.

On September 4, 2019, UTime WFOE, the VIE and the shareholders of the VIE entered into the second amended and restated equity pledge agreement, which contains terms substantially similar to the equity pledge agreement described above.

As of the date of this prospectus, we have completed the equity pledge registration with the competent Administration for Market Regulation in accordance with the PRC Property Rights Law and the Civil Code of the PRC.

Spouse Consent Letter

Pursuant to a series of spousal consent letters, executed by the spouses of the shareholders of the VIE, Mr. Bao and Mr. He, such signing spouses confirmed and agreed that the equity interests of the VIE are the own property of their applicable spouses and shall not constitute the community property of the couples. Such spouses also irrevocably waived any potential right or interest that may be granted by operation of applicable law in connection with the equity interests of the VIE held by their applicable spouses.

On September 4, 2019, Mr. Bao’s spouse executed the second amended and restated spousal consent letter while Mr. He’s spouse executed an amended and restated spousal consent letter, which contains terms substantially similar to the spousal consent letter described above.

Business Operation Agreement

Pursuant to the business operation agreement entered into among UTime WFOE, the VIE and the shareholders of the VIE, the shareholders of the VIE agreed that without the prior written consent of UTime WFOE or any party designated by UTime WFOE, the VIE shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to UTime WFOE and with the explicit prior written consent of UTime WFOE). In addition, the VIE and its shareholders jointly agreed to accept and strictly implement any proposal made by UTime WFOE from time to time regarding the employment and removal of the VIE’s employees, its day-to-day business management and the financial management system of the VIE.

On September 4, 2019, UTime WFOE, the VIE and the shareholders of the VIE entered into the second amended and restated business operation agreement, which contains terms substantially similar to the business operation agreement described above.

Exclusive Technical Consultation and Service Agreement

Pursuant to the exclusive technical consultation and service agreement entered into between UTime WFOE and the VIE, dated March 19, 2019, UTime WFOE has the exclusive right to provide or designate any entity to provide the VIE business support, technical and consulting services. Pursuant to such agreement, the VIE agreed to pay UTime WFOE (i) the service fees equal to the sum of 100% of the net income of the VIE of that year or such other amount otherwise agreed by UTime WFOE and the VIE; and (ii) a service fee otherwise confirmed by UTime WFOE and the VIE for specific technical services and consulting services provided by UTime WFOE in accordance with the VIE’s needs from time to time. The exclusive consultation and service agreement will continue to be valid unless the written agreement is signed by all parties thereto to terminate it or a mandatory termination is requested in accordance with applicable PRC laws and regulations.

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Exclusive call option agreement

Pursuant to the exclusive call option agreement entered into among UTime WFOE, the VIE and the shareholders of the VIE, each of the shareholders has irrevocably granted UTime WFOE an exclusive option to purchase all or part of its equity interests in the VIE, and the VIE has irrevocably granted UTime WFOE an exclusive option to purchase all or part of its assets.

With regard to the equity transfer option, the total transfer price to be paid by UTime WFOE or any other entity or individual designated by UTime WFOE for exercising such option shall be the capital contribution mirrored by the corresponding transferred equity in the registered capital of the VIE, provided that if the lowest price permitted by the then-effective PRC laws is lower than the above capital contribution, the transfer price shall be the lowest price permitted by the PRC laws. With regard to the asset purchase option, the transfer price to be paid by UTime WFOE or any other entity or individual designated by UTime WFOE for exercising such option shall be the lowest price permitted by the then-effective PRC laws.

On September 4, 2019, UTime WFOE, VIE and the shareholders of VIE entered into the second amended and restated exclusive call option agreement, which contains terms substantially similar to the exclusive call option agreement described above.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus.

The contractual agreements may not be as effective as the control provided by having a direct ownership in the VIE and we may incur substantial costs to enforce the terms of the arrangements. We have no direct or indirect equity interests in the VIE or any of its subsidiaries. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual agreements. The contractual agreements have not been tested in a court of law. Meanwhile, there are very few precedents as to whether contractual agreements would be judged to form effective control over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the court will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to determine the most significant economic activities of the VIE, and our ability to conduct our business may be materially adversely affected. In addition, the enforceability of the various contracts described above by our company against the VIE is dependent upon the shareholders of the VIE. If the shareholders of the VIE fail to perform their obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary. If this happens, we would need to deconsolidate the VIE. The majority of our assets, including the necessary licenses to conduct business in China are held by the VIE and its PRC subsidiaries and a significant part of our revenues are generated by the VIE and its subsidiaries. Any event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of our ordinary shares diminishing substantially or even become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We do not hold direct equity interest in the VIE. We rely on contractual arrangements with our VIE and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control.” and “—The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” in the 2023 Annual Report for details.

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We are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. It is uncertain whether any new PRC laws or regulations relating to the VIE structure will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures.

If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. We are also subject to the risk that the Chinese regulatory authorities could disallow the VIE structure, which could result in a material change in our operations and the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—UTime Limited is a holding company with no material operation. We conduct substantially all of our operations through the VIE and its subsidiaries, and we rely on contractual arrangements with the VIE and its shareholders to operate our business. If the PRC government deems that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “—Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its Implementation Regulations and how they may impact the viability of our current corporate structure, corporate governance, business operations and financial results” in the 2023 Annual Report for details.

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. Recently, the PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated a series of regulatory actions and made a number of public statements to regulate business operations in China, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer ordinary shares to investors, or cause the value of such ordinary shares to significantly decline or become worthless. For a detailed description of risks related to doing business in China, “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2023 Annual Report for details.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us” in 2023 Annual Report for details.

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In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor Audit Alliance LLP. (“AA”) is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB. AA is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the China Securities Regulatory Commission, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” rule changes by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could negatively affect our securities.”

Business Overview

We conduct our business in China through the PRC operating entities. The following description of our business is a description of the business of the PRC operating entities. See “—Our Corporate Structure—Contractual Arrangements with the VIE” for a summary of the VIE Agreements.

We are committed to providing cost-effective mobile devices to consumers globally and to helping low-income individuals from established markets, including the United States, and emerging markets, including India and countries in South Asia and Africa, have better access to updated mobile technology.

We are mainly engaged in the design, development, production, sales and brand operation of mobile phones, accessories and related consumer electronics. We also provide Electronics Manufacturing Services (“EMS”), including Original Equipment Manufacturer (“OEM”), which we manufacture products solely pursuant to customers’ orders, and Original Design Manufacturer (“ODM”) services, which we not only manufacture but also design products based on clients’ demand, for well-known brands, such as TCL Communication Technology Holdings, Ltd., a subsidiary of TCL Corporation, Swagtek Inc., Shanghai Sunvov Communications Technology Co., Ltd. and T2Mobile International Limited. Our operations are based in China but most of our products are sold overseas, including India, Brazil, the United States, and other emerging markets countries in South Asia, Africa and Europe. We have two in-house brands, “UTime,” which is our middle-to-high end label and targets middle class consumers from emerging markets; and “Do”, our low- to mid-end brand, which is positioned to target grassroots consumers and price-sensitive consumers in emerging markets. Our prime end user groups are segmented into regions like South America, South Asia, Southeast Asia and Africa.

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We value systematic management and organize production with strictly high-quality standards and production technology. We continuously endeavor to improve our overall manufacturing service level, to strengthen our cost control processes, and to enhance our ability to respond rapidly to market dynamics in order to ensure a sustainable development in our EMS segment, especially in Printed Circuit Board and Assembly (“PCBA”) for consumer electronic products. For more details about our business in China and India, see “Item 4. Information on the Company—4B. Business Overview” in our 2023 Annual Report.

COVID-19 Impact

In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. The COVID-19 outbreak is causing lockdowns, travel restrictions, and closures of businesses and schools worldwide. The potential impact which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on our financial position, operations and cash flows.

On March 24, 2020, the Indian government ordered a 21-day nationwide lockdown, followed by another order on April 14, 2020 and was extended until May 31, 2020 with numerous relaxations which inter alia permitted opening of businesses and offices with certain restrictions. The Indian government, on May 30, 2020 further extended the lockdown in certain areas identified as ‘containment zones’ until June 30, 2020 and permitted re-opening of the economy in a phased manner in areas outside the containment zones. Ministry of Home Affairs (MHA) announced that from July 1, 2020 to July 30, 2020, lockdown measures were only imposed in containment zones. In all other areas, most activities were permitted. From August 1, 2020, night curfews were removed and all inter-and intra-state travel and transportation is permitted. Further, the respective state/union territory governments have been empowered to prohibit activities in areas outside containment zones or impose such restrictions as deemed necessary to contain the spread of COVID-19 which has slowed down the rate of resumption of business activities. Due to the lockdown, our operations in India were halted for several weeks. We resumed our sales operations in various parts of India (except those falling under containment zones) with effect from May 11, 2020. From March 2020 to the date of the financial statements, revenue generated from Do Mobile India Private Ltd. (“Do Mobile”) decreased compared to the same period in 2019. The Indian government has now lifted nationwide lockdown and taking requisite steps to bring back the Indian economy on track. Indian government has also initiated COVID-19 vaccination throughout India to eradicate its further spread. In the event the Indian government decides to re-impose the lockdown or additional restrictions if situation worsens due to any reason on continuation of business activities, it may have a detrimental impact on the resumption of our business operations in India.

Our headquarters (Shenzhen) and our factory (Guizhou), located in China, have suffered strict quarantine measures and lockdown. In particular, from March 2022 to November 2022, our headquarters (Shenzhen) and our factory (Guizhou) have experienced quarantine-related shutdowns for about 15 business days and 10 business days, respectively. Additionally, about one-third of the Company’s employees from each department have experienced quarantine periods ranging from 3 days to 17 days. The key operating activities of the Company’s business, including design, testing and manufacturing, have been heavily disrupted by the unexpected quarantine. Even though the Company has implemented certain procedures to mitigate the negative impact of quarantine, such as remote work options, online meetings, etc., these procedures have also limited employees’ contributions. Accordingly, the Company’s operational efficiency has diminished significantly.

Due to the domestic and global travel restrictions, the Company has been forced to significantly reduce both domestic and international business travel. From March 2022 until January 2023, the Company’s business travel activities dropped approximately 60%, and only one international business trip occurred. Travel restrictions have been negatively impacting the Company’s business expansion activities in Mexico and Japan, since the Company has been struggling to deploy its own team to Mexico to commence its operational expansion and has to maintain a minimum level of business activities there, and to visit or invite Japan client on site.

The Chinese government stopped enforcing the Zero Covid policy in January 2023, and we have resumed normal operations since March 2023. We are doing everything we can to keep customer production running and to keep things as smooth and stable as possible. However, the coronavirus could negatively impact our sales performance, our vendors and suppliers. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The outbreak of the coronavirus in China, India and across the world may have a material adverse effect on our business” on page 18 of the 2023 Annual Report.

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Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report and in the section titled “Risk Factors” beginning on page 26 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in the 2023 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	Because material amounts of our funds are held in banks where only limited protection on deposit accounts is required, the failure of any bank in which we deposit our funds could result in a loss of those funds to the extent exceeding the amounts protected and could, depending on the amount involved, affect our ability to continue in business. (see “Because material amounts of our funds are held in banks where only limited protection on deposit accounts is required, the failure of any bank in which we deposit our funds could result in a loss of those funds to the extent exceeding the amounts protected and could, depending on the amount involved, affect our ability to continue in business” on page 16 of the 2023 Annual Report);

●	We may need to raise additional capital or obtain loans from financial institutions from time to time and our operations could be curtailed if we are unable to obtain the required additional funding when needed. We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us (see “We may need to raise additional capital or obtain loans from financial institutions from time to time and our operations could be curtailed if we are unable to obtain the required additional funding when needed. We may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us” on page 17 of the 2023 Annual Report);

●	We generate a significant portion of our net revenues from a small number of major customers and key projects and any loss of business from these customers or key projects could reduce our net revenues and significantly harm our business (see “We generate a significant portion of our net revenues from a small number of major customers and key projects and any loss of business from these customers or key projects could reduce our net revenues and significantly harm our business” on page 17 of the 2023 Annual Report);

●	The outbreak of the coronavirus in China, India and across the world may have a material adverse effect on our business (see “The outbreak of the coronavirus in China, India and across the world may have a material adverse effect on our business” on page 18 of the 2023 Annual Report);

●	We depend on third party service providers for logistics and aftersales services, and any failure of our third party service providers to perform may have a material negative impact on our business (see “We depend on third party service providers for logistics and aftersales services, and any failure of our third party service providers to perform may have a material negative impact on our business” on page 20 of the 2023 Annual Report);

●	We rely on outsourcing manufacturers to produce a majority of our products. If we encounter issues with them, our business and results of operations could be materially and adversely affected (see “We rely on outsourcing manufacturers to produce a majority of our products. If we encounter issues with them, our business and results of operations could be materially and adversely affected” on page 20 of the 2023 Annual Report);

●	Our international expansion is subject to a variety of costs and risks and we may not be successful, which could adversely affect our profitability and operating results (see “Our international expansion is subject to a variety of costs and risks and we may not be successful, which could adversely affect our profitability and operating results” on page 21 of the 2023 Annual Report);

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●	We operate in a rapidly evolving industry. If we fail to keep up with technological developments and changing requirements of our customers, business, financial condition and results of operations may be materially and adversely affected (see “We operate in a rapidly evolving industry. If we fail to keep up with technological developments and changing requirements of our customers, business, financial condition and results of operations may be materially and adversely affected” on page 21 of the 2023 Annual Report);

●	We face intense competition from onshore and offshore third party software providers in the mobile phone market, and, if we are unable to compete effectively, we may lose customers and our revenues may decline. The lack of technological development and increase in competition may lead to a decline in our sustainable growth (see “We face intense competition from onshore and offshore third party software providers in the mobile phone market, and, if we are unable to compete effectively, we may lose customers and our revenues may decline. The lack of technological development and increase in competition may lead to a decline in our sustainable growth” on page 21 of the 2023 Annual Report);

●	Security and privacy breaches may expose us to liability and harm our reputation and business (see “Security and privacy breaches may expose us to liability and harm our reputation and business” on page 22 of the 2023 Annual Report);

●	We could be impacted by unfavorable results of legal proceedings, including the pending proceeding against Do Mobile, and may, from time to time, be involved in future litigation in which substantial monetary damages are sought (see “We could be impacted by unfavorable results of legal proceedings, including the pending proceeding against Do Mobile, and may, from time to time, be involved in future litigation in which substantial monetary damages are sought” on page 26 of the 2023 Annual Report);

●	Compromised product quality of our mobile products may damage our brand and reputation of and customers could stop using our mobile handsets (see “Compromised product quality of our mobile products may damage our brand and reputation of and customers could stop using our mobile handsets” on page 29 of the 2023 Annual Report);

●	We are dependent on raw materials and mobile device components from off shore entities and from local markets, and an increase in their cost could have an adverse effect on our business (see “We are dependent on raw materials and mobile device components from off shore entities and from local markets, and an increase in their cost could have an adverse effect on our business” on page 30 of the 2023 Annual Report);

●	The agreements governing the loan facilities we currently have contain restrictions and limitations that could significantly affect our ability to operate our business, raise capital, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations (see “The agreements governing the loan facilities we currently have contain restrictions and limitations that could significantly affect our ability to operate our business, raise capital, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations” on page 32 of the 2023 Annual Report); and

●	Controversies affecting China’s trade with the United States could harm our operations (see “Controversies affecting China’s trade with the United States could harm our operations” on page 33 of the 2023 Annual Report).

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our 2023 Annual Report)

We are also subject to risks and uncertainties relating to our corporate structure, including, but not limited to, the following:

●	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares (see “We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” on page 33 of the 2023 Annual Report);

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●	Minfei Bao, our founder and director, as well as Min He, one of our directors, will continue to have significant influence over us after our initial public offering, including control over decisions that require the approval of shareholders, which could limit your ability to influence the outcome of matters submitted to shareholders for a vote (see “Minfei Bao, our founder and director, and Min He will continue to have significant influence over us after our initial public offering, including control over decisions that require the approval of shareholders, which could limit your ability to influence the outcome of matters submitted to shareholders for a vote” on page 34 of the 2023 Annual Report);

●	Change in the tax regime in India will increase tax burden on us (see “Change in the tax regime in India will increase tax burden on us” on page 35 of the 2023 Annual Report);

●	We may become subject to taxation in the Cayman Islands, which would negatively affect our results (see “We may become subject to taxation in the Cayman Islands, which would negatively affect our results” on page 35 of the 2023 Annual Report);

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited (see “Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited” on page 36 of the 2023 Annual Report);

●	UTime Limited is a holding company with no material operation. We conduct substantially all of our operations through the VIE and its subsidiaries, and we rely on contractual arrangements with the VIE and its shareholders to operate our business. If the PRC government deems that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see “UTime Limited is a holding company with no material operation. We conduct substantially all of our operations through the VIE and its subsidiaries, and we rely on contractual arrangements with the VIE and its shareholders to operate our business. If the PRC government deems that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 38 of the 2023 Annual Report);

●	We do not hold direct equity interest in the VIE. We rely on contractual arrangements with our VIE and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control (see “We do not hold direct equity interest in the VIE. We rely on contractual arrangements with our VIE and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control” on page 39 of the 2023 Annual Report);

●	Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business (see “Any failure by our VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business” on page 40 of the 2023 Annual Report);

●	Our contractual arrangements are governed by PRC laws. Accordingly, these contracts would be interpreted in accordance with PRC laws, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States (see “Our contractual arrangements are governed by PRC laws. Accordingly, these contracts would be interpreted in accordance with PRC laws, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States” on page 40 of the 2023 Annual Report);

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●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries (see “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” on page 41 of the 2023 Annual Report);

●	If the chops of our PRC subsidiary and the VIE are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised (see “If the chops of our PRC subsidiary and the VIE are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised” on page 41 of the 2023 Annual Report);

●	The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition (see “The shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition” on page 41 of the 2023 Annual Report);

●	Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment (see “Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment” on page 42 of the 2023 Annual Report); and

●	We may lose the ability to use and enjoy assets held by our VIE that are material to the operation of certain portion of our business if our VIE goes bankrupt or becomes subject to a dissolution or liquidation proceeding (see “We may lose the ability to use and enjoy assets held by our VIE that are material to the operation of certain portion of our business if our VIE goes bankrupt or becomes subject to a dissolution or liquidation proceeding” on page 42 of the 2023 Annual Report); and

●	Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its Implementation Regulations and how they may impact the viability of our current corporate structure, corporate governance, business operations and financial results (see “Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its Implementation Regulations and how they may impact the viability of our current corporate structure, corporate governance, business operations and financial results” on page 43 of the 2023 Annual Report).

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2023 Annual Report and “Risk Factors—Risks Related to Doing Business in China” beginning on page 27 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations (see “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations” on page 44 of the 2023 Annual Report);

●	PRC laws and regulations governing the PRC operating entities’ current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair the PRC operating entities’ ability to operate profitable (see “Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us” on page 44 of the 2023 Annual Report);

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●	We may be required to obtain permission or approval from Chinese authorities to operate and issue ordinary shares to foreign investors in our offering and/or listing on the Nasdaq Capital Market, and if required and we or the VIE or the VIE’s subsidiaries are not able to obtain such permission or approval in a timely manner, our ordinary shares may substantially decline in value and become worthless. The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless. We have not applied for, received or been denied approval from Chinese authorities to list on the Nasdaq Capital Market (see “We may be required to obtain permission or approval or other compliance procedures from Chinese authorities to operate and issue ordinary shares to foreign investors in our offering and/or listing on the NASDAQ Capital Market, and if required, if we or the VIE or the VIE’s subsidiaries are not able to obtain such permission or approval in a timely manner, our ordinary shares may substantially decline in value and become worthless” on page 45 of the 2023 Annual Report);

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless (see “The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” on page 46 of the 2023 Annual Report);

●	There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to us through our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits (see “There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to us through our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits” on page 47 of the 2023 Annual Report);

●	Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by reducing the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted (see “Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to adequately inspect audit documentation located in China. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct adequate inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by reducing the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted” on page 47 of the 2023 Annual Report);

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●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” rule changes by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could negatively affect our securities (see “Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” rule changes by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could negatively affect our securities” on page 48 of the 2023 Annual Report);

●	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC (see “There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC” on page 51 of the 2023 Annual Report);

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see “The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 53 of the 2023 Annual Report);

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Subsidiary, limit our PRC Subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us (see “PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Subsidiary to liability or penalties, limit our ability to inject capital into our PRC Subsidiary, limit our PRC Subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us” on page 53 of the 2023 Annual Report);

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders (see “If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 55 of the 2023 Annual Report);

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see “We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 56 of the 2023 Annual Report);

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see “You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” on page 31 of this prospectus);

●	If the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless (see “If the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless” on page 27 of this prospectus);

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●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see “Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 27 of this prospectus);

●	Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities (see “Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities” on page 27 of this prospectus);

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see “Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 28 of this prospectus);

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see “Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 28 of this prospectus); and

●	The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future (see “The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” on page 29 of this prospectus).

Risks Related to Doing Business in India (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in India” in our 2023 Annual Report

We face risks and uncertainties relating to doing business in India in general, including, but not limited to, the following:

●	Our business activities in India could be subject to Indian competition laws, and any violation or alleged violation thereof may negatively impact our operations (see “Our business activities in India could be subject to Indian competition laws, and any violation or alleged violation thereof may negatively impact our operations” on page 62 of the 2023 Annual Report);

●	Our business is substantially affected by prevailing economic, political and other prevailing conditions in India, and any downshift or perceived downshift in the Indian economy could negatively impact our business (see “Our business is substantially affected by prevailing economic, political and other prevailing conditions in India, and any downshift or perceived downshift in the Indian economy could negatively impact our business” on page 62 of the 2023 Annual Report);

●	Introduction of 5G compatible mobile handsets and other new technologies may be expensive, and if we are unable to provide 5G compatible mobile handsets, our business will suffer (see “Introduction of 5G compatible mobile handsets and other new technologies may be expensive, and if we are unable to provide 5G compatible mobile handsets, our business will suffer” on page 63 of the 2023 Annual Report);

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●	We are subject to supervision and regulation by the Reserve Bank of India (or “RBI”) and the Department of Telecommunication, and any non-compliance may adversely impact our business (see “We are subject to supervision and regulation by the Reserve Bank of India (or “RBI”) and the Department of Telecommunication, and any non-compliance may adversely impact our business” on page 63 of the 2023 Annual Report);

●	Do Mobile is subject to new certification regulations for mobile handsets introduced by the Department of Telecommunications, Government of India (see “Do Mobile is subject to new certification regulations for mobile handsets introduced by the Department of Telecommunications, Government of India” on page 63 of the 2023 Annual Report);

●	Do Mobile is non-compliant with respect to certain issuances of its share capital and may be subject to regulatory action by the Registrar of Companies and Ministry of Corporate Affairs, which could adversely affect our business operations and profitability (see “Do Mobile is non-compliant with respect to certain issuances of its share capital and may be subject to regulatory action by the Registrar of Companies and Ministry of Corporate Affairs, which could adversely affect our business operations and profitability” on page 64 of the 2023 Annual Report); and

●	Any foreign direct investment in Do Mobile from an entity of a country, which shares a land border with India or the beneficial owner of an investment into India who is situated in or is a citizen of any such country, shall invest only with governmental approval. Any delay in obtaining such governmental approval could adversely affect business operations and cash flow position of Do Mobile (see “Any foreign direct investment in Do Mobile from an entity of a country, which shares a land border with India or the beneficial owner of an investment into India who is situated in or is a citizen of any such country, shall invest only with governmental approval. Any delay in obtaining such governmental approval could adversely affect business operations and cash flow position of Do Mobile” on page 65 of the 2023 Annual Report).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares” in our 2023 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to investors (see “The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to investors” on page 66 of the 2023 Annual Report);

●	Future issuance of our ordinary shares could cause dilution of ownership interests and adversely affect our stock price (see “Future issuance of our ordinary shares could cause dilution of ownership interests and adversely affect our stock price” on page 67 of the 2023 Annual Report);

●	As a foreign private issuer, we are subject to different U.S. securities laws and Nasdaq governance standards than domestic U.S. issuers. This may afford less protection to holders of our ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it (see “As a foreign private issuer, we are subject to different U.S. securities laws and Nasdaq governance standards than domestic U.S. issuers. This may afford less protection to holders of our ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it” on page 68 of the 2023 Annual Report);

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●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see “We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses” on page 68 of the 2023 Annual Report);

●	As an “emerging growth company” under the JOBS Act, we are allowed to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our ordinary shares (see “As an “emerging growth company” under the JOBS Act, we are allowed to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our ordinary shares” on page 68 of the 2023 Annual Report);

●	If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences (see “If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences” on page 69 of the 2023 Annual Report); and

Permissions Required from the PRC Authorities for Our Operations

Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, each of UTime WFOE, the VIE and the VIE’s subsidiaries in China has obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations in China. UTime WFOE, the VIE and the VIE’s subsidiaries in China are not operating in an industry that prohibits or limits foreign investment. As a result, UTime WFOE, the VIE and the VIE’s subsidiaries in China are not required to obtain any permission from Chinese authorities to operate other than those requisite for a domestic company in China will need to engage in the businesses similar to ours. Such licenses and permissions include, among others, the Business License, Certificate of the Customs of the People’s Republic of China on Registration of A Customs Declaration Entity, and other relevant permits required for operating our business. Neither have we nor our subsidiaries or the VIE or the VIE’s subsidiaries received any denial of permissions for their operation.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Accordingly, there have been certain new or draft laws, regulations in relation to cybersecurity and data privacy, offerings conducted overseas by, and foreign investment in, China-based issuers (the “New Regulations”). For more detailed information, see “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Overseas Listings” and “—Regulation on Information Security and Censorship” in our 2023 Annual Report. According to the New Regulations, we may be required to fulfill filing, reporting procedures and obtain approval from the China Securities Regulatory Commission, or the CSRC, in connection with follow-on offering and other equivalent overseas offing activities in an overseas market, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC. If the New Regulations are enacted as currently proposed and we fail to obtain the relevant approval or complete other filing procedures thereof, for any future overseas offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be required to obtain permission or approval or other compliance procedures from Chinese authorities to operate and issue ordinary shares to foreign investors in our offering and/or listing on the Nasdaq Capital Market, and if required and we or the VIE or the VIE’s subsidiaries are not able to obtain such permission or approval in a timely manner, our ordinary shares may substantially decline in value and become worthless. The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or become worthless. We have not applied for, received or been denied approval from Chinese authorities to list on the Nasdaq Capital Market” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Security and privacy breaches may expose us to liability and harm our reputation and business” in our 2023 Annual Report.

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On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review, which further restates and expands the applicable scope of the cybersecurity review and took effect on February 15, 2022. Pursuant to Measures for Cybersecurity Review, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the Measures for Cybersecurity Review provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the Measures for Cybersecurity Review, considering that (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this annual report, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. The Trial Measures provide that if an issuer meets both of the following criteria, the overseas offering and listing of securities conducted by such issuer shall be determined as an indirect overseas offering and listing by a PRC domestic enterprise and is therefore subject to the filing and reporting requirements as required thereunder: (i) any of the operating revenue, total profits, total assets or net assets of the PRC domestic enterprise(s) of the issuer in the most recent fiscal year accounts for more than 50% of the corresponding item in the issuer’s audited consolidated financial statements for the same period; and (ii) the main parts of the issuer’s operation activities are conducted in mainland China, or the principal operation premises are located in mainland China, or the majority of senior management personnel in charge of its business operations and management are PRC citizens or have habitual residences located in mainland China. The Trial Measures further stipulate that the determination as to whether a PRC domestic company is indirectly offering and listing securities in an overseas market shall be made on a substance-over-form basis. According to one of the Guidelines for Overseas Listing, where an issuer does not fall within the circumstances as stipulated aforementioned, but the risk factors disclosed in the submitted listing application documents pursuant to the relevant overseas market regulations are mainly related to mainland China, the securities companies and the PRC counsels of the issuer shall, act in accordance with the Trial Measures for Overseas Listing and follow the principle of substance-over-form, conduct comprehensive demonstration and identification with regard to whether the issuer falls within the scope which is subject to the filing requirements under the Trial Measures for Overseas Listing. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that PRC domestic companies that have already been listed overseas on or before the effective date of the Trial Measures for Overseas Listing (i.e., March 31, 2023) can be deemed as existing issuers, or the Existing Issuers. Existing Issuers are not required to complete the filling procedures immediately for their historical offerings and listing, and they are required to file with the CSRC when they conduct subsequent financing activities. We do not believe that we are required to obtain the approval from or complete the filing with the CSRC because we became a public company before the Trial Measures went into effect. If in the future we are going to conduct any offering or financing in the U.S., we will complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. In addition, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect our listing on the Nasdaq Capital Market.

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In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Where a PRC domestic company, after completing the relevant procedures, provides to securities companies, securities service providers or other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that would be detrimental to national security or public interest if leaked, a non-disclosure agreement must be signed between the provider and receiver of such information according to the relevant PRC laws and regulations, which must specify, among others, the obligations and liabilities on confidentiality held by such securities companies and securities service providers. Specifically, when a PRC domestic company provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers or overseas regulators and individuals, it must complete the due procedures in compliance with applicable national regulations.

As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or the CAC or any other PRC governmental authorities for our offering and/or list on the NASDAQ Capital Market. Furthermore, we have not received any penalty, investigation or warning in connection with the operations of UTime WFOE, the VIE and VIE’s subsidiaries from the CSRC or the CAC or any other PRC governmental authorities, nor have we or the VIE or the VIE’s subsidiaries received any inquiry, notice, warning or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. We believe that we, the VIE and the VIE’s subsidiaries have received has obtained all permissions and approvals to operate their respective business and are not required to obtain additional permission or approval from Chinese authorities to issue our ordinary shares to foreign investors or list on the NASDAQ Capital Market based on the PRC laws, regulations and rules currently in effect. However, since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued, we are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or the VIE or the VIE’s subsidiaries are required to obtain approvals in the future, or that the PRC government could disallow our structure, which would likely result in a material change in our operations, including our ability to continue our existing structure, carry on the daily business operations of the VIE and the VIE’s subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. These adverse actions could cause the value of our ordinary shares to significantly decline or become worthless. We or the VIE or the VIE’s subsidiaries may also be subject to penalties and sanctions imposed by the PRC regulatory authorities, including the CSRC, if we or the VIE or the VIE’s subsidiaries fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on a U.S. exchange, which would likely cause the value of our ordinary shares to significantly decline or become worthless. See “D. Risk Factors—Risks Relating to Our Corporate Structure” and “D. Risk Factors—Risks Relating to Doing Business in the PRC” of the 2023 annual report for more information.

18

Cash and Asset Flows through Our Organization

Our Hong Kong subsidiary, or UTime HK, may transfer funds to UTime WFOE through an increase in the registered capital or loans to UTime WFOE. However, the receipt of funds by UTime WFOE through an increase in registered capital or loans requires UTime WFOE to apply for, seek approval from or register with the relevant PRC authorities or the local bank and this process may be time consuming. Because UTime Limited and its subsidiaries do not have equity ownership in the VIE, they are not able to make direct capital contributions to the VIE and its subsidiaries. However, they may transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions.

UTime WFOE has the exclusive right to provide or designate any entity to provide the VIE with business support, technical and consulting services in exchange for service fees from the VIE, pursuant to the Exclusive Technical Consultation and Service Agreement, which is part of the contractual arrangements. These service fees shall be recognized as expenses of VIE, with a corresponding amount as revenue by UTime WFOE and then completely eliminate in consolidation level. For income tax purposes, UTime WFOE and the VIE will file income tax returns on a separate company basis. The service fees paid are recognized as a tax deduction by the VIE and as revenue by UTime WFOE. The PRC’s statutory Enterprise Income Tax (“EIT”) rates is 25%. Any limitation on the ability of the VIE to pay service fees to UTime WFOE, or any tax implications of making service fees payments to UTime WFOE, could have a material adverse effect on UTime WFOE’s financial condition. In addition, UTime WFOE may provide loans to the VIE, subject to statutory limits and restrictions.

Our business is conducted by the VIE, including its subsidiaries. In addition to funds generated from sales of mobile handsets and other products, the VIE’s operations may be financed by loans from UTime WFOE, which may receive funds from UTime Limited, through either capital contributions or loans, directly or indirectly. Funds from the VIE to UTime Limited are remitted as service fees to UTime WFOE, which, in turn, makes distributions or pays dividends to UTime HK, then to UTime Limited. Both investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from UTime WFOE to UTime HK, then to UTime Limited are subject to regulations and restrictions on dividends and other payment to parties outside of China. Applicable PRC law permits payment of dividends to UTime Limited by our PRC subsidiaries only out of their net income, if any, which are determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary and the VIE and its subsidiaries in China are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of such company’s registered capital. These reserves are not distributable as cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each PRC company.

As a Cayman Islands holding company, UTime Limited may receive dividends from UTime WFOE through UTime HK, our intermediary holding companies in Hong Kong. The PRC EIT Law and its implementing rules provide that dividends paid by a PRC entity to a non-resident enterprise for income tax purposes are subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. According to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income and relevant implanting notice, if UTime HK satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, the dividends paid to UTime HK would be subject to withholding tax at a reduced rate of 5%. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to us through our Hong Kong subsidiary s may not qualify to enjoy certain treaty benefits”.

19

In addition, to the extent our cash is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE and the VIE’s subsidiaries by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. All of the VIE and VIE’s PRC subsidiaries’ income are received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Our cash dividends, if any, will be paid in U.S. dollars. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “D. Risk Factors — Risks Related to Doing Business in China— Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.” In contrast, presently, there is no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong subsidiary is able to transfer cash without any limitation to its direct parent company, UTime Limited, under normal circumstances.

As of the date of this prospectus, there have not been any dividends or distributions by and among UTime Limited, its subsidiaries, the VIE and subsidiaries of VIE, to investors. UTime Limited has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

In addition, as of the date of this prospectus, no amounts owed under the contractual arrangements has been settled by or between the VIE and its subsidiaries, and UTime WFOE.   The VIE intends to distribute earnings or settle amounts owed under the contractual arrangements. We anticipate that, to the extent that the VIE requires funds from us for its operations, UTime Limited will provide funds in the manner described above, and to the extent that VIE generates positive cash flow from its operations in excess of its requirements for its operations, it will transfer such excess funds to UTime Limited, through service payments to UTime WFOE.

20

Our subsidiaries and the VIE conduct business transactions that include trading activities, provision of services and intercompany advances. The transactions and cash flows that have occurred between UTime Limited (“Parent”), VIE and its consolidated subsidiaries (“VIE”), UTime WFOE that are the primary beneficiary of the VIE (“WFOE”), an aggregation of other entities that are consolidated (“other entities”) are summarized as the following:

	31-Mar-21						31-Mar-22						31-Mar-23
	RMB						RMB						RMB
	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated
Intercompany receivables
Opening	6,972	38,912	-	28	(45,912)	-	6,466	45,985	-	392	(52,843)	-	73,346	48,619	-	921	(122,886)	-
Sales	-	-	-	402	(402)	-	-	-	-	-	-	-	-	-	-	-	-	-
Receipts	-	(3,815)	-	(38)	3,853	-	-	(1,283)	-	-	1,283	-	-	(149)	-	-	149	-
Payments on behalf of Parent/WFOE/Other entities by VIE	-	13,900	-	-	(13,900)	-	-	5,430	-	542	(5,972)	-	-	1,772	-	(7)	(1,765)	-
IPO Proceeds received by other entities on behalf of Parent	-	-	-	-	-	-	88,263	-	-	-	(88,263)	-	-	-	-	-	-	-
Down payment for financing services on behalf of Parent	-	-	-	-	-	-	(19,003)	-	-	-	19,003	-	-	-	-	-	-	-
Expenses charged by other entities	-	(203)	-	-	203	-	-	-	-	-	-	-	-	-	-	-	-	-
Exchange difference	(506)	(2,809)	-	-	3,315	-	(2,381)	(1,513)	-	(13)	3,907	-	6,047	3,794	-	74	(9,915)	-
Closing	6,466	45,985	-	392	(52,843)	-	73,345	48,619	-	921	(122,885)	-	79,393	54,036	-	988	(134,417)	-

Intercompany payables
Opening	15,146	38	3	30,650	(45,837)	-	26,846	237	8	25,604	(52,695)	-	31,493	927	11	90,208	(122,639)	-
Purchase	-	199	-	-	(199)	-	-	-	-	-	-	-	-	-	-	-	-	-
Payments	-	-	-	(3,956)	3,956	-	-	-	-	(1,283)	1,283	-	-	-	-	(57)	57	-
Payments on behalf of Parent/WFOE/Other entities by VIE	12,857	-	5	1,003	(13,865)	-	5,619	700	3	(350)	(5,972)	-	1,539	-	5	-	(1,544)	-
IPO Proceeds received by other entities on behalf of Parent	-	-	-	-	-	-	-	-	-	88,263	(88,263)	-	-	-	-	-	-	-
Down payment for financing services on behalf of Parent	-	-	-	-	-	-	-	-	-	(19,003)	19,003	-	-	-	-	-	-	-
Exchange difference	(1,157)	-	-	(2,093)	3,250	-	(973)	(10)	-	(3,024)	4,007	-	2,602	73	-	7,675	(10,350)	-
Closing	26,846	237	8	25,604	(52,695)	-	31,492	927	11	90,207	(122,637)	-	35,634	1,000	16	97,826	(134,476)	-

21

Selected Condensed Consolidating Financial Schedule

Financial Information Related to the Condensed Consolidated VIE

Set forth below are the condensed consolidating schedule showing the financial position, results of operations and cash flows for the Parent, the VIE, the WFOE and the other entities, elimination and consolidated total (in thousands of RMB or US$) as of and for the years ended March 31, 2021, 2022 and 2023.

Selected Condensed Consolidated Statements of Comprehensive Loss Data

	Year Ended March 31, 2021						Year Ended March 31, 2022						Year ended March 31, 2023
	RMB						RMB						RMB						US$
	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Consolidated

Net sales (1)	-	240,742	-	6,559	(402)	246,899	-	273,979	-	1,529	-	275,508	-	200,450	-	97	-	200,547	29,184
Cost of sales (1)	-	222,567	-	6,364	(199)	228,732	-	259,908	-	1,815	-	261,723	-	170,428	-	54	-	170,482	24,809
Gross profit (loss)	-	18,175	-	195	(203)	18,167	-	14,071	-	(286)	-	13,785	-	30,022	-	43	-	30,065	4,375
Operating expenses	4,009	26,800	3	2,656	(771)	32,697	6,483	38,885	3	2,804	111	48,286	69,220	43,266	1	1,931	(309)	114,109	16,606
Loss from operations	(4,009)	(8,625)	(3)	(2,461)	568	(14,530)	(6,483)	(24,814)	(3)	(3,090)	(111)	(34,501)	(69,220)	(13,244)	(1)	(1,888)	(309)	(84,044)	(12,231)
Investment loss from VIE/subsidiaries	12,618	-	-	-	(12,618)	-	32,350	-	-	-	(32,350)	-	18,396	-	-	-	(18,396)	-	-
Interest expenses	-	2,461	-	-	-	2,461	-	4,875	-	-	-	4,875	-	6,149	-	-	-	6,149	895
Loss before income taxes	(16,627)	(11,086)	(3)	(2,461)	13,186	(16,991)	(38,833)	(29,689)	(3)	(3,090)	32,239	(39,376)	(87,616)	(19,393)	(1)	(1,888)	18,705	(90,193)	(13,126)
Income tax benefit	-	(364)	-	-	-	(364)	-	(46)	-	-	-	(46)	-	(171)	-	-	-	(171)	(25)
Net loss	(16,627)	(10,722)	(3)	(2,461)	13,186	(16,627)	(38,833)	(29,643)	(3)	(3,090)	32,239	(39,330)	(87,616)	(19,222)	(1)	(1,888)	18,705	(90,022)	(13,101)

(1)	Relates mainly to changes in accounts receivable and accounts payable relating to transaction as mentioned in note (1), i.e. sales of Semi-Knocked Down (“SKD”) from UTime Trading to Do Mobile.

22

Selected Condensed Consolidated Balance Sheets Data

	31-Mar-22						31-Mar-23
	RMB						RMB						US$
	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Consolidated
Assets
Current Assets
Cash and cash equivalents	1	192	3	66,496	-	66,692	2	277	5	71,650	-	71,934	10,468
Restricted cash	-	500	-	-	-	500	-	500	-	-	-	500	73
Accounts receivable, net	-	22,391	-	26	-	22,417	-	52,242	-	66	-	52,308	7,612
Prepaid expenses and other current assets, net	23,195	42,431	-	189	-	65,815	25,109	70,202	-	197	-	95,508	13,899
Intercompany receivables (1)	73,345	48,619	-	921	(122,885)	-	79,393	54,036	-	988	(134,417)	-	-
Due from related parties	-	1,422	-	-	-	1,422	-	584	-	-	-	584	85
Inventories	-	36,018	-	53	-	36,071	-	16,169	-	-	-	16,169	2,353
Total current assets	96,541	151,573	3	67,685	(122,885)	192,917	104,504	194,010	5	72,901	(134,417)	237,003	34,490
Non-Current assets
Property and equipment, net	-	38,227	-	43	-	38,270	-	61,411	-	18	-	61,429	8,939
Operating lease right-of-use assets, net	-	16,319	-	-	-	16,319	-	13,030	-	-	-	13,030	1,896
Intangible assets, net	-	2,592	-	-	-	2,592	-	1,677	-	-	-	1,677	244
Long-term investments	1,610	-	-	-	(1,610)	-	(18,929)	-	-	-	18,929	-	-
Equity method investment	-	-	-	-	-	-	-	-	-	-	-	-	-
Other non-current assets	-	541	-	-	-	541	-	-	-	-	-	-	-
Total non-current assets	1,610	57,679	-	43	(1,610)	57,722	(18,929)	76,118	-	18	18,929	76,136	11,079
Total Assets	98,151	209,252	3	67,728	(124,495)	250,639	85,575	270,128	5	72,919	(115,488)	313,139	45,569

Liabilities and Stockholder’s equity
Current liabilities
Accounts payable	-	74,497	-	34	-	74,531	-	126,683	-	8	-	126,691	18,437
Short-term borrowings	-	35,780	-	-	-	35,780	-	53,935	-	-	-	53,935	7,849
Current portion of long-term borrowings	-	800	-	-	-	800	-	1080	-	-	-	1080	157
Due to related parties	289	3728	-	482	-	4,499	313	4705	-	482	-	5,500	800
Lease liability	-	3,360	-	-	-	3,360	-	3,673	-	-	-	3,673	535
Other payables and accrued liabilities	1382	42,423	-	343	-	44,148	5,539	48,941	-	292	-	54,772	7,971
Intercompmany payables (1)	31,492	927	11	90,207	(122,637)	-	35,634	1000	16	97,826	(134,476)	-	-
Income tax payables	-	18	-	-	-	18	-	18	-	-	-	18	3
Total current liabilities	33,163	161,533	11	91,066	(122,637)	163,136	41,486	240,035	16	98,608	(134,476)	245,669	35,752
Non-current liabilities
Long-term borrowings	-	8,020	-	-	-	8,020	-	6,870	-	-	-	6,870	1,000
Government grants	-	-	-	-	-	-	-	8,697	-	-	-	8,697	1,266
Deferred tax liability	-	466	-	-	-	466	-	295	-	-	-	295	43
Lease liability - non-current	-	14,549	-	-	-	14,549	-	10,876	-	-	-	10,876	1,583
Total non-current liabilities	-	23,035	-	-	-	23,035	-	26,738	-	-	-	26,738	3,892
Total liabilities	33,163	184,568	11	91,066	(122,637)	186,171	41,486	266,773	16	98,608	(134,476)	272,407	39,644

Ordinary shares	5	-	-	-	-	5	9	-	-	-	-	9	1
Additional paid-in capital	152,236	72,413	-	807	(73,220)	152,236	216,504	72,413	-	807	(73,220)	216,504	31,507
Accumulated deficit	(88,277)	(49,427)	(8)	(26,419)	75,854	(88,277)	(175,893)	(66,738)	(11)	(27,813)	94,562	(175,893	(25,597)
Accumulated other comprehensive income	1,024	2,218	-	2274	(4,492)	1,024	3,469	507	-	1,848	(2,356)	3,469)	502
Total UTime Limited shareholder’s equity	64,988	25,204	(8)	(23,338)	(1,858)	64,988	44,089	6,182	(11)	(25,158)	18,988	44,089	6,413
Non-controlling interests	-	(520)	-	-	-	(520)	-	(2,827)	-	(531)	-	(3,357)	(488)
Total shareholders’ equity	64,988	24,684	(8)	(23,338)	(1,858)	64,468	44,089	3,355	(11)	(25,689)	18,988	40,732	5,925
Total liabilities and shareholders’ equity	98,151	209,252	3	67,728	(124,495)	250,639	85,575	270,128	5	72,919	(115,488)	313,139	45,569

23

Selected Condensed Consolidated Cash Flows Data

	Year Ended March 31, 2021						Year Ended March 31, 2022						Year Ended March 31, 2023
	RMB						RMB						RMB						US$
	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated	Parent	VIE	WFOE	Other entities	Elimination	Consolidated
Cash flows from operating activities:
Net loss	(16,627)	(10,722)	(3)	(2,461)	13,186	(16,627)	(38,833)	(29,643)	(3)	(3,090)	32,239	(39,330)	(87,616)	(19,222)	(1)	(1,888)	18,705	(90,022)	(13,101)
Adjustments to reconcile net loss from operations to net cash provided by (used in) operating activities
Depreciation and amortization	-	3,921	-	33	-	3,954	-	4,277	-	56	-	4,333	-	5,770	-	24	-	5,794	843
Allowances for obsolete inventories, net	-	7,092	-	497	-	7,589	-	1,664	-	(1,371)	-	293	-	(281)	-	(126)	-	(407)	(59)
Provision for doubtful account, net	-	(836)	-	-	-	(836)	-	1379	-	2027	-	3406	-	-	-	-	-	-	-
Loss on disposal of property and equipment	-	-	-	-	-	-	-	10	-	-	-	10	-	184	-	-	-	184	27
Loss on equity method investment	-	833	-	-	-	833	-	-	-	-	-	-	63,656	-	-	-	-	63,656	9,264
Impairment of intangible asset	-	-	-	-	-	-	-	348	-	-	-	348	-	(171)	-	-	-	(171)	(25)
Equity loss of subsidiaries	12,618	-	-	-	(12,618)	-	32,350	-	-	-	(32,350)	-	18,396				(18,396)	-	-
Net changes in operating assets and liabilities:
Accounts receivable	-	21,475	-	2	-	21,477	-	(5,724)	-	(1)	-	(5,725)	-	(27,522)	-	(42)	-	(27,564)	(4,011)
Prepaid expenses and other current assets	(8,424)	(18,373)	-	624	-	(26,173)	(1,173)	7329	-	(220)	-	5936	-	(25,861	-	(10)	-	(25,871)	(3,765)
Intercompany receivables (1)	506	(7,073)		(364)	6,931	-	2381	(2,634)	-	(529)	782	-	-	(1,623)	-	7	1,616	-	-
Inventories	-	(15,881)	-	4,947	-	(10,934)	-	(8,128)	-	3,499	-	(4,629)	-	20,446	-	181	-	20,627	3,002
Accounts payable	-	(10,987)	-	1,063	-	(9,924)	-	26170	-	1,154	-	27324	-	17,978	-	1,651	-	19,629	2,856
Other payables and accrued liabilities, and lease liabilities	131	27,205	-	657	-	27,993	1269	(14,636)	-	1443	-	(11,924)	4,026	4,913	-	(51)	-	8,888	1,293
Intercompany payables (1)	11,700	199	5	(5,046)	(6,858)	-	5,619	689	3	(5,629)	(682)	-	1,539	-	5	(54)	(1,490)	-	-
Related parties	(23)	527	-	23	-	527	-	(699)	-	-	-	(699)	-	881	5	(54)	(1,490)	-	(110)
Government grants	-	(400)	-	-	-	(400)	-	-	-	-	-	-	-	-	-	-	-	881	128
Other non-current assets	-	-	-	-	-	-	-	(208)	-	-	-	(208)	-	541	-	-	-	541	79
Net cash provided by (used in) operating activities	(119)	(3,020)	2	(25)	641	(2,521)	1,613	(19,806)	-	(2,661)	(11)	(20,865)	1	(15,270)	4	(308)	435	(15,138)	(2,203)

Investing activities:
Payment for property and equipment	-	-	-	-	-	-	-	(5,858)	-	-	-	(5,858)	-	(2,593)	-	-	-	(2,593)	(377)
Payment for intangible assets	-	(2,201)	-	-	-	(2,201)	-	-	-	-	-	-	-	(307)	-	-	-	(307)	(45)
Cash received from consolidation, net of cash acquired	-	-	-	-	-	-	-	28	-	-	-	28	-	-	-	-	-	-	-
Net cash used in investing activities	-	(2,201)	-	-	-	(2,201)	-	(5,830)	-	-	-	(5,830)	-	(2,900)	-	-	-	(2,900)	(422)

Financing activities:
Proceeds from short-term borrowings	-	47,600	-	-	-	47,600	-	46,500	-	-	-	46,500	-	66,300	-	-	-	66,300	9,648
Loan received from a shareholder	-	900	-	-	-	900	-	5,980	-	-	-	5,980	-	4,010	-	-	-	4,010	584
Proceeds from long-term borrowings	-	-	-	-	-	-	-	9,000	-	-	-	9,000	-		-	-	-		-
Repayment of loan from a shareholder	-	(1,500)	-	-	-	(1,500)	-	(3,000)	-	-	-	(3,000)	-	(3,000)	-	-	-	(3,000)	(437)
Repayment of short-term borrowings	-	(31,800)	-	-	-	(31,800)	-	(41,520)	-	-	-	(41,520)	-	(48,145)	-	-	-	(48,145)	(7,006)
Repayments of long-term borrowings	-	(1,200)	-	-	-	(1,200)	-	(5,760)	-	-	-	(5,760)	-	(870)	-	-	-	(870)	(127)
Down payment for financing services	-	-	-	-	-	-	-	-	-	(19,003)	-	(19,003)	-	-	-	-	-	-	-
Contribution in a subsidiary by a shareholder	-	-	-	-	-	-	-	6,429	-	-	-	6,429	-	-	-	-	-	-	-
Proceeds from issuance of ordinary shares through initial public offering	-	-	-	-	-	-	-	-	-	88,262	-	88,262	-	-	-	-	-	-	-
Net cash provided by financing activities	-	14,000	-	-	-	14,000	-	17,629	-	69,259	-	86,888	-	18,295	-	-	-	18,295	2,662
																			-
Effect of exchange rate changes on cash and cash equivalent and restricted cash	125	(838)	-	499	(641)	(855)	(1,618)	(106)	-	(765)	11	(2,478)	-	(42)	-	5,464	(437)	4,985	725
Net increase (decrease) in cash and cash equivalent and restricted cash	6	7,941	2	474	-	8,423	(5)	(8,113)	-	65,833	-	57,715	1	84	3	5,156	(2)	5,242	763
Cash and cash equivalents and restricted cash at beginning of year	-	864	1	189	-	1,054	6	8,805	3	663	-	9,477	1	692	3	66,496	-	67,192	9,778
Cash and cash equivalents and restricted cash at end of year	6	8,805	3	663	-	9,477	1	692	3	66,496	-	67,192	2	776	6	71,652	(2)	72,434	10,541

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Notes to elimination adjustments to the unaudited condensed consolidating schedules

The significant elimination adjustments to the unaudited condensed consolidating schedules consist of the following:

(1)	Relates to the elimination between the receivables of UTime Technology (HK) Company Limited, a subsidiary of United Time Technology Co., Ltd., against the trade payable of India Private Ltd., a non-VIE subsidiary of UTime Limited, relating to sales of Semi-Knocked Down (“SKD”) from UTime Trading to Do Mobile India Private Ltd.. In addition, it relates to the elimination between the other receivables of VIE and subsidiaries of VIE against the other payables of UTime Limited relating to (i) expenses paid by VIE and subsidiaries of VIE on behalf of UTime Limited; (ii) payments of capital contributions to Bridgetime Limited by UTime Technology (HK) Company Limited on behalf of UTime Limited; (3) IPO Proceeds received by UTime International Limited on behalf of UTime Limited; and (4) down payment for financing services paid by UTime International Limited on behalf of UTime Limited.

Corporate Information

Our principal executive offices are located at 7th Floor, Building 5A, Shenzhen Software Industry Base, Nanshan District, Shenzhen, People’s Republic of China 518061, and our phone number is (86) 755-86512266. We maintain a corporate website at www.utimeworld.com . The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204 Newark, DE 19711.

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RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiary in India and the VIE and its subsidiaries in China. Due to PRC legal restrictions on foreign ownership in the value-added telecommunication businesses, we do not have any equity ownership of the VIE; instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements. Our securities offered in this offering are securities of UTME, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in China, nor our subsidiary in India. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities.

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Risks Related to Doing Business in China

If the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to VIEs. There are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. Although we believe that our corporate structure and VIE Agreements comply with current applicable PRC laws and regulations, in the event that PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. The PRC operating entities are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals, which could result in a material change in our operations and/or the value of our securities.

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The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our subsidiaries and VIE to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiary and the VIE’s compliance with such regulations or interpretations. As such, our PRC subsidiary and the VIE may be subject to various government and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we believes our Company, our PRC subsidiary, and the VIE are currently not required to obtain permission from any Chinese authorities and have not received any notice of denial of permission to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

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On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this prospectus, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations and our offering. We do not believe the VIE or the VIE’s subsidiaries are among the “operator of critical information infrastructure,” “data processor” carrying out data processing activities that affect or may affect national security, or “operator of network platform” holding personal information of more than one million users as mentioned above, and we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As the Opinions were recently issued, official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

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On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the financial statements of those companies who have China-based auditors.

Our auditor, Audit Alliance LLP., is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB. AA is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and the majority of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, will prohibit trading in our securities, and, as a result, an exchange may determine to delist our securities and trading in our securities could be prohibited. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In addition, delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder’s ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

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On August 26, 2022, the China Securities Regulatory Commission, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially most of our operations in China and substantially most of our assets are located in China. In addition, most of our senior executive officers and directors, including Mr. Minfei Bao, Mr, Yihuang Chen, Mr. Honggang Cao, Ms. Na Cai, Mr. Hengcong Qiu, Mr. Shibin Yu, Mr. Xiaoqian Jia, and Mr. Hailin Xie, are PRC nationals and reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who reside and whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $500,000,000 in one or more offerings. The selling shareholders may sell from time to time pursuant to this prospectus up to 373,846,160 ordinary shares. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of any securities offered by it under this prospectus. The selling shareholders will bear any underwriting discounts and commission and expenses incurred by it for brokerage, accounting, tax, legal services or any other expenses incurred by the shareholders in disposing of these securities.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (2021 Revision) of the Cayman Islands, or the “Cayman Companies Law,” in October 2018. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

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Ordinary Shares

As of the date of this prospectus, our authorized share capital consists of 1,000,000,000 Ordinary Shares, par value $0.0001 per share, and 10,000,000 preference shares, par value $0.0001 per share. As of the date of this prospectus, 392,113,953 Ordinary Shares were issued and outstanding and no preference shares were issued and outstanding.

Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “WTO.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Share Rights

Without prejudice to any rights attached to any existing ordinary shares or class of shares, any share may be issued with such preferred, deferred or other special rights or subject to such restrictions as our b oard of directors shall determine. We may issue redeemable shares.

Our memorandum and articles of association provide that, subject to Cayman Islands law, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Voting Rights

A quorum required for a meeting of shareholders consists of two or more holders of shares together holding (or representing by proxy) not less than an aggregate of a majority of the total voting power of all shares in issue and entitled to vote present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. If a quorum is not present within half an hour from the time appointed for a general meeting to commence or if during such a general meeting a quorum ceases to be present, the meeting, if convened upon a shareholders’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as our board of directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

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Voting at meetings takes place by show of hands or by a poll of shares represented at the meeting. Subject to any special rights or restrictions attached to a class of shares, a shareholder present in person (or if an entity, present by a duly authorized representative, which is deemed equivalent to being present in person and is referred to as such hereafter) or by proxy is entitled to one vote on a show of hands regardless of the number of shares held, provided that where more than one proxy is appointed by a shareholder that is a clearing house or central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll every shareholder present in person or by proxy shall have one vote for every fully paid share held.

Voting will be by show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by: the chairman of the meeting or a shareholder or shareholders present in person or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting.

An ordinary resolution to be passed by the shareholders requires a simple majority of votes cast in a general meeting, while a special resolution requires no less than two-thirds of the votes cast. A special resolution is required for important matters such as a change of name. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any shares. As described below, some types of corporate actions may be approved only by special resolution.

Dividends and Other Distributions; Liquidation Rights

Subject to the capital maintenance provisions of the Companies Act, which, inter alia, permit distributions to be made only out of profits available for the purpose or from share premium, the directors may declare and pay dividends and other distributions out of the funds of the Company available therefor. The Companies Act prohibits the payment of any dividend if payment would cause us to be unable to pay our debts as they fall due in the ordinary course of business. Only our board of directors may declare dividends and, except as otherwise provided by the rights attached to a particular class of shares, all dividends shall be declared and paid pro rata according to the amounts paid up on the ordinary shares on which the dividend is paid.

Except as provided by the rights and restrictions attached to any class of ordinary shares, under general law, the holders of our shares will be entitled to participate in any surplus assets in a winding up in proportion to their shareholdings. A liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie the whole or any part of our assets and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied either with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them, the creation, allotment or issuance of further shares (whether ranking in priority to, pari passu or subsequent to them) pursuant to the board of director’s ability to issue preference shares in the manner described herein or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

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Pre-Emption Rights

There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our memorandum and articles of association.

Alteration of Share Capital

We may by ordinary resolution increase, consolidate or sub-divide our share capital.

Purchase of Own Ordinary Shares

Subject to the provisions of the Companies Act, our board of directors may authorize the purchase of any of our own shares of any class in any way and at any price (whether at par or above or below par) out of our distributable profits, share premium capital, capital and/or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, in accordance with the Companies Act.

Shareholder Meetings

Meetings of shareholders are known as general meetings and comprise of an annual general meeting and any other general meetings, known as extraordinary general meetings, that may be called and held from time to time. We may but are not obliged by our memorandum and articles of association to hold an annual general meeting in each year, other than the year in which these articles are adopted. General meetings may be held at such times and places as may be determined by our board of directors.

Extraordinary general meetings may be called only:

●	by a majority of our board of directors; or

●	on the requisition of shareholders holding not less than one third of the votes attributable to the issued shares giving the right to attend and vote thereat.

A general meeting must be called by not less than 5 clear days’ notice (meaning calendar days excluding the date the notice is given or deemed given and the date of the meeting), unless shorter notice is agreed.

No business, except for the appointment of a chairman for the meeting, shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Other than a meeting or action regarding the modification of the rights of any class of shares, two shareholders present at a meeting in person or by proxy, entitled to vote shall be a quorum.

Directors

Our board of directors must consist of at least one director who can be appointed by ordinary resolution of shareholders or, in the case of vacancies and newly created directorships, by our board of directors. Our directors are not required to hold any ordinary shares in the capital of the Company to qualify.

Our directors may receive such compensation as they may from time to time determine. A director may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred by him or her in attending meetings of the board of directors or committees of the board or general meetings or separate meetings of any class of shares or of debentures or otherwise in connection with the discharge of his or her duties as a director.

Our board of directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of our Company or any of its subsidiaries or any corporate body associated with, or any business acquired by, any of them, and for any member of his family or any person who is or was dependent on him.

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Borrowing Powers

Our board of directors may exercise all the powers of our Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital of our Company, and to issue debentures, debenture shares and other securities whenever money is borrowed or as security for any debt, liability or obligation of our Company or of any third-party.

Indemnity of Directors and Officers

Our amended and restated memorandum and articles of association provide that our current and former directors and officers will be indemnified out of our assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. In addition, our memorandum and articles of association provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless their liability arises out of actual fraud or willful default.

We intend to enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our memorandum and articles of association. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Change of Control

Provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our shareholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. Such provisions may reduce the price that investors may be willing to pay for our ordinary shares in the future, which could reduce the market price of our ordinary shares.

These provisions include:

●	a requirement that extraordinary general meetings of shareholders be called only by a majority of the board of directors or, in limited circumstances, by the board upon shareholder requisition; and

●	the authority of our board of directors to issue preference shares with such terms as our board of directors may determine.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of the Company. As described below in “— Differences in Corporate Law — Mergers and Similar Arrangements” the Companies Act provides for arrangements or compromises between a company and its shareholders, creditors, any class of its shareholders, or any class of its creditors that are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers.

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The Companies Act includes provisions relating to takeovers and provides that where a takeover offer is made for the shares of a company incorporated in the Cayman Islands and, within four months after the making of the offer the offeror has been approved by the holders of not less than 90 percent in value of the shares affected, the offeror may, within two months, by notice require shareholders who do not accept the offer to transfer their shares to the offeror on the terms of the offer.

Authorized but Unissued Shares

Our authorized but unissued shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. In order to increase the number of authorized shares, we are required to obtain the approval of a majority of our shareholders.

Our board of directors is empowered to authorize and issue, out of our authorized but unissued shares, one or more classes or series of preference shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preference shares then outstanding) to the extent permitted by Cayman Islands law. The resolution or resolutions providing for the establishment of any class or series of preference shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preference shares of any other class or series. The existence of authorized but unissued shares and our board of directors’ authority to issue new classes of shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

We believe that the differences with respect to our being a Cayman Islands exempted company as opposed to a Delaware corporation do not pose additional material risks to investors, other than the risks described under “Risk Factors—As a foreign private issuer, we are subject to different U.S. securities laws and Nasdaq governance standards than domestic U.S. issuers. This may afford less protection to holders of our ordinary shares, and you may not receive corporate and company information and disclosure that you are accustomed to receiving or in a manner in which you are accustomed to receiving it,” “—We may become subject to taxation in the Cayman Islands which would negatively affect our results,” “There may be a risk of us being subject to tax in jurisdictions in which we do not currently consider ourselves to have any tax resident subsidiaries or permanent establishments” and “—Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited” in our 2023 Annual Report.

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Mergers and Similar Arrangements

In certain circumstances, the Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies (provided that is facilitated by the laws of the other jurisdiction) and any such company may be the surviving entity for the purposes of mergers or the consolidated company for the purposes of consolidations. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must, in most instances, then be authorized by a special resolution (usually a majority of 66 2/3% in value) of the shareholders of each constituent company and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders, provided a copy of the plan of merger is given to every member of each subsidiary company to be merged (unless waived by such members). For this purpose a subsidiary is a company of which at least 90% of the votes cast at its general meeting are held by the parent company. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. The plan of merger or consolidation must be filed with the Registrar of Companies who, if satisfied that the requirements of the Companies Act (As Revised) which includes certain other formalities, have been complied with, will register it. The filing must include a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent two-thirds in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it determines that:

●	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question, the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class and that the meeting was properly constituted;

●	the arrangement is such that it may reasonably be approved by an intelligent and honest man of that share class acting in respect of his interest; and

●	the arrangement is not one which would be more properly sanctioned under some other provision of the Companies Act, or that would amount to ‘fraud on the minority’.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may after the expiration of such four months, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholder Suits

In general, we will be the proper plaintiff in any action to protect and enforce our rights and such an action cannot be brought by a minority shareholder on behalf of our company. However, this does not prevent a shareholder bringing proceedings to protect its individual rights. In addition, in some circumstances, a minority shareholder may be able to bring a derivative action on behalf of our company where:

●	Those who control our company are perpetrating a ‘fraud on the minority’;

●	We are acting or proposing to act illegally or beyond the scope of its authority;

●	The act complained of, although not beyond the scope of our company’s authority, could be effected only if duly authorized by more than a simple majority vote, which has not been obtained.

Protection of Minority Shareholders

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Any of our shareholders may petition the Grand Court of the Cayman Islands which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of our affairs in the future, (b) an order requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do, (c) an order authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court of the Cayman Islands may direct, or (d) an order providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our memorandum and articles of association.

Fiduciary Duties of Directors

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

However, by contrast to Delaware law, the fiduciary duties of directors are not as clearly established under Cayman Islands law.

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Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

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How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation. Cayman Islands law enables, and our memorandum and articles of association provide, that any action required or permitted to be taken at any annual or extraordinary general meeting may be taken only upon the vote of shareholders at an annual or extraordinary general meeting duly and may not be taken by written resolution of shareholders without a meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the shareholders at the annual meeting, provided that such shareholder complies with the notice provisions in the governing documents. In general terms, Cayman Islands’ law does not provide shareholders with an express right to put any proposal before a general meeting of shareholders. Depending on the provision of the relevant Cayman Islands company’s articles of association, a shareholder may put a proposal before the shareholders at any general meeting if it is set out in the notice calling the meeting. There is no automatic right to introduce new business at any meeting. A general meeting may be called by the board of directors or any other person authorized to do so in the articles of association, but shareholders may be precluded from calling general meetings, except in certain circumstances.

Under the Delaware General Corporation Law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders’ meeting. Cayman Islands law permits a company’s articles to have any quorum. Our amended and restated memorandum and articles of association provide that a quorum consists of two qualifying persons, other than for a meeting or action regarding the modification of the rights of any class of shares, present at a meeting and entitled to vote on the business to be dealt with.

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Election of Directors

Under the Delaware General Corporation Law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and vacancies and newly created directorships may be filled by resolution of the board. Under the laws of the Cayman Islands, directors are appointed by the board of directors or, if provided for in the articles of association, by shareholders pursuant to an ordinary resolution. Our amended and restated articles of association provide that directors nominated for election be elected by the shareholders pursuant to an ordinary resolution at a general meeting and that a vacancy on our board of directors or any additions to the existing board of directors will be filled by the resolution of directors or by ordinary resolution of our shareholders.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits a minority shareholder to cast all the votes to which such shareholder is entitled on a single director, which increases such shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, a director may be removed by way of an ordinary resolution of the shareholders at any time before the expiration of his period of office.

Actions by the Board of Directors

Under the Delaware General Corporation Law, unless the certificate of incorporation or bylaws of a Delaware corporation provide otherwise, a majority of the total number of directors shall constitute a quorum for the transaction of business, but in no case shall a quorum be less than one-third of the total number of directors unless the authorized number of directors is one, and an action of the board at a meeting with a quorum present requires at least a majority vote of those directors present. Directors of a Delaware corporation may also act by unanimous written consent unless the corporation’s certificate of incorporation or bylaws otherwise provide. Our amended and restated memorandum and articles of association provide for action by majority vote at a meeting or by unanimous written consent; however, the required quorum for a directors’ meeting is two directors unless our board of directors fixes a different number.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act and our amended and restated memorandum and articles of association, our Company may be liquidated or wound up and subsequently dissolved by special resolution of our shareholders on the basis that we are unable to pay our debts as they fall due.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a separate class meeting of holders of two-thirds of the shares of such class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, except for certain amendments to the capital structure not affecting a shareholder’s economic rights, our memorandum and articles of association may only be amended with a special resolution at a general meeting.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Share Capital

The Company was incorporated on October 9, 2018, with authorized share capital of US$15,000 divided into 150,000,000 shares, of which 140,000,000 shares are designated as ordinary shares at par value of US$0.0001 each and 10,000,000 shares as preferred shares at par value of US$0.0001 each. On October 9, 2018, the Company issued 12,000,000 ordinary shares with par value of US$0.0001 to its sole shareholder, Mr. Bao, in connection with the incorporation of the Company. On June 3, 2019, the Company issued 377,514 ordinary shares, par value US$0.0001 per share, to HMercury Capital Limited.

As of the date of this prospectus, our authorized share capital consists of 1,000,000,000 Ordinary Shares, par value $0.0001 per share, and 10,000,000 preference shares, par value $0.0001 per share. As of the date of this prospectus, 392,113,953 Ordinary Shares were issued and outstanding and no preference shares were issued and outstanding.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

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When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

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●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

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Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

The selling shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this registration statement is declared effective by the SEC;

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●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

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SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to up to an aggregate of 373,846,160 Ordinary Shares that were previously issued to the selling shareholders in the private placement as described below.

Private Placement of Ordinary Shares and Warrants

On November 15, 2023, pursuant to the Securities Purchase Agreement, we issued and sold to the Investors an aggregate of 373,846,160 units, each unit consisting of one Ordinary Share, par value US$0.0001 per share and a warrant to purchase three Ordinary Shares in the private placement. The private placement closed on March 18, 2024

The warrants are immediately exercisable on the date of issuance, expire five years from the date of issuance. The exercise price of warrants is subject to customary adjustment in case of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

Information About the Selling Shareholders

The Ordinary Shares being offered by the selling shareholders are our Ordinary Shares. We are registering the Ordinary Shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Ordinary Shares, the selling shareholders have not had any material relationship with us within the past three years.

The table below is based on information supplied to us by the selling shareholders and lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the Ordinary Shares held by each of the selling shareholders. Generally, a person “beneficially owns” our Ordinary Shares as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. The second column lists the number of Ordinary Shares beneficially owned by the selling shareholders, based on their respective ownership of Ordinary Shares, as of the date of this prospectus.

The fourth column lists the Ordinary Shares being offered by this prospectus by the selling shareholders. While the fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus, the selling shareholders may only sell some or none of their Ordinary Shares in this offering. See “Plan of Distribution” above.

The number of shares owned and the percentage of beneficial ownership before this offering set forth in these columns are based on 392,113,953 shares issued and outstanding as of the date of this prospectus, assuming the resale of all Ordinary Shares covered by this prospectus and assuming no exercise of any other warrants issued by the Company. For purposes of computing the number of Ordinary Shares beneficially owned after this offering and computing percentage ownership after this offering, we have assumed that all Ordinary Shares held by the selling shareholders will be sold in this offering.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to this Offering	Percentage Owned Prior to this Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After this Offering	Percentage of Outstanding Ordinary Shares Owned Following this Offering
Yuxin Li	18,692,308	4.77%	18,692,308	0	*
Chunjian Liao	18,692,308	4.77%	18,692,308	0	*
Xin Wang	18,692,308	4.77%	18,692,308	0	*
Dagan Zhu	18,692,308	4.77%	18,692,308	0	*
Jing Feng	18,692,308	4.77%	18,692,308	0	*
Chunde Yu	18,692,308	4.77%	18,692,308	0	*
Dan Xu	18,692,308	4.77%	18,692,308	0	*
Jiantuo Huang	18,692,308	4.77%	18,692,308	0	*
Tianci Li	18,692,308	4.77%	18,692,308	0	*
Bing Li	18,692,308	4.77%	18,692,308	0	*
Weihua You	18,692,308	4.77%	18,692,308	0	*
Zhouxuan Wu	18,692,308	4.77%	18,692,308	0	*
Shiyi Xiang	18,692,308	4.77%	18,692,308	0	*
Wanchen Jiang	18,692,308	4.77%	18,692,308	0	*
Li Xing	18,692,308	4.77%	18,692,308	0	*
Zhu Tang	18,692,308	4.77%	18,692,308	0	*
Yaoxiang Zhou	18,692,308	4.77%	18,692,308	0	*
Jiaqi Ouyang	18,692,308	4.77%	18,692,308	0	*
Yancui Jia	18,692,308	4.77%	18,692,308	0	*
Qianhui Li	18,692,308	4.77%	18,692,308	0	*

*	Less than 1%

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The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holder named in this prospectus after the effective date of this prospectus.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 4. Information on the Company—4B. Business Overview—Regulation—Regulations on Tax” in the 2023 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$87,098.31
FINRA fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2023 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2023.

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LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP. Legal matters as to PRC law will be passed upon for us by Zhejiang Taihang Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of UTime Limited and Subsidiaries appearing in our Annual Report on Form 20-F for the year ended March 31, 2023 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of UTime Limited for the year ended March 31, 2021 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, UTime Limited’s prior independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of Audit Alliance LLP is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

The registered business address of BDO China Shu Lun Pan Certified Public Accountants LLP is located at 4/F, No. 61, Nanjing (E)Rd., Huangpu, Shanghai, China 200002.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed with the SEC on August 8, 2023;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on August 29, 2023, November 3, 2023, November 16, 2023 December 19, 2023, February 26, 2024; March 18, 2024 and April 17, 2024;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A12B, filed with the SEC on April 1, 2021, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

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Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

UTime Limited

7th Floor, Building 5A

Shenzhen Software Industry Base

Nanshan District, Shenzhen, 518061

People’s Republic of China

(86) 755-8651-2266

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

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We conduct substantially most of our operations in China and substantially most of our assets are located in China. In addition, most of our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC laws or national sovereignty, national security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Although under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the foreign shareholders as plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Zhejiang Taihang Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty as to whether the courts of India would recognize and enforce a foreign judgment.

Recognition and enforcement of foreign judgments is provided under Section 13 of the Code of Civil Procedure, 1908 (“Civil Code”). Section 13 of the Civil Code provides that a foreign judgment shall be conclusive as to any matter directly adjudicated upon between the same parties or between parties under whom they or any of them claim litigating under the same title except: (i) where the judgment has not been pronounced by a court of competent jurisdiction; (ii) where the judgment has not been given on the merits of the case; (iii) where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable; (iv) where the proceedings in which the judgment was obtained were opposed to natural justice; (v) where the judgment has been obtained by fraud; or (vi) where the judgment sustains a claim founded on a breach of any law in force in India.

Further, Section 44A of the Civil Code provides that where a foreign judgment has been rendered by a ‘superior court’ in any country or territory outside India which the Government has by notification declared to be a ‘reciprocating territory’ for the purposes of Section 44A, it may be enforced in India by proceedings in execution as if the judgment had been rendered by the relevant court in India.

However, Section 44A of the Civil Code is applicable only to monetary decrees not being in the same nature of amounts payable in respect of taxes, other charges of a like nature or in respect of a fine or other penalties. A judgment of a court of a country which is not a reciprocating territory may be enforced only by a fresh suit upon the judgment and not by proceedings in execution. Such a suit has to be filed in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. Execution of a judgment or repatriation outside India of any amounts received is subject to the approval of the RBI. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action were to be brought in India. Furthermore, it is unlikely that an Indian court would enforce foreign judgments if that court were of the view that the amount of damages awarded was excessive or inconsistent with public policy. It is uncertain as to whether an Indian court would enforce foreign judgments that would contravene or violate Indian law. See “Risk Factors—Risks Related to Doing Business in India” in our 2023 Annual Report.

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200,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 800,000 Class A Ordinary Shares

800,000 Class A Ordinary Shares Issuable upon Exercise of the Pre-Funded Warrants

UTIME LIMITED

Prospectus Supplement

Univest Securities, LLC

May 1, 2026